Exhibit 10(d)

INSURANCE ADMINISTRATIVE SERVICES AGREEMENT

THIS INSURANCE ADMINISTRATIVE SERVICES AGREEMENT (the “Agreement”) is entered into as of this 7th day of September, 2004 (“Effective Date”) by and between Kemper Investors Life Insurance Company, an Illinois domiciled life insurance company with its principal administrative offices located at 3003 77th Avenue SE, Mercer Island, Washington 98040 (“Customer”) and Liberty Insurance Services Corporation, a South Carolina corporation with offices located at 2000 Wade Hampton Boulevard, Greenville, South Carolina 29615 (“Liberty”).

RECITALS:

WHEREAS, Liberty administers variable life insurance contracts and variable annuity contracts as a third party administrator; and

WHEREAS, Customer desires to engage Liberty to render the administrative services and related services for the variable annuity contracts (“Contracts”) listed in Schedule I and described in this Agreement on the terms and conditions set forth in this Agreement, and agrees that Liberty shall perform such administrative services on Customer’s behalf.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties, intending to be legally bound, hereby agree as follows:

Article 1

Definitions

For all purposes as used in this Agreement, unless the context or use clearly indicates otherwise, the following terms shall have the following meanings and these definitions shall apply to both the singular and plural forms of the defined terms. All terms other than those defined shall be given their plain English meaning.

1.1. “Additional Services” has the definition provided in Section 3.4.

1.2. “Additional Services Fees” has the definition provided in Section 3.4.

1.3. “Agreement” means this Agreement together with the exhibits and schedules attached to it, and any amendments.

1.4. “Amendment for Additional Services” has the definition provided in Section 3.4.

1.5. “Annual Review” means the review of Liberty’s policies and procedures to determine their adequacy and the effectiveness of their implementation conducted by Customer each year, as required by Rule 38a-1 under the 1940 Act. For purposes of this definition, “Liberty” includes any subcontractors performing work under this Agreement pursuant to Sections 3.2 and 15.14 herein.

1.6. “Authorized Personnel” are those employees of Customer who have the authority to authorize Additional Services, as designated in Exhibit 3.4.2.

1.7. “Books and Records” has the definition provided in Section 4.1.

1.8. “Breakage” means any gain/loss associated with as-of, backdated purchases and redemptions that are necessary to avoid the understatement or overstatement of the Contract owner’s Contract value or Customer’s Separate Account(s) value, in compliance with the Federal Securities Laws, including, but not limited to, SEC Rule 22c-1 under the 1940 Act, and according to Customer’s Contract prospectus. Handling of Breakage is more specifically set forth in Exhibit 6.1. A sample Breakage report is attached as Exhibit 1.8.

1.9. “Business Continuity Plan” has the definition provided in Section 3.5.

1.10. “Business Day” means any day that the New York Stock Exchange is open for trading. A Business Day closes at the close of regular trading on the New York Stock Exchange (usually 4:00 p.m. Eastern Time).

1.11. “Change of Control Event” means (a) the event of a sale of all or substantially all of the assets of either Customer or Liberty, or a sale of sufficient stock of either party to effect a change in control of the ownership of either party, (b) the sale, transfer or other disposition by Customer of all or substantially all of the Contracts associated with this Agreement (a “Change of Control Event”).

1.12. “Claims Account” means the bank account established by Customer on behalf of its MVA Account or its Separate Account(s) for the payment of Contract withdrawals, surrenders, claims and other disbursements under the Contracts as provided in Section 14.7 and which shall be operated in accordance with the terms of this Agreement, the Contracts, the Prospectuses, the 1940 Act and the Customer’s policies and procedures.

1.13. “Confidential Information” has the meaning provided in Section 9.1.

1.14. “Consumer Price Index” means Employment Cost Index for total compensation, for private industry workers, by industry and occupational group for finance, insurance, and real estate (excluding sales) as published by the United States Bureau of Labor Statistics of the Department of Labor.

1.15. “Contract” or “Contracts” means one or all of the closed block of approximately 65,000 variable annuity contracts (including contract riders, endorsements, and associated contract benefits), that are registered with the SEC as securities, that are supported by the assets in the Separate Account(s), the MVA Account and the General Account, and for which Liberty shall be performing the Services under this Agreement that are more specifically identified by the plan codes listed on Exhibit 1.15.

1.16. “Customer” has the definition provided in the preamble.

1.17. “Customer Software” has the definition provided in Section 8.1.

1.18. “Damages” has the definition provided in Section 12.1.

1.19. “Data” has the definition provided in Section 8.2.

1.20. “Data Recovery Plan” has the definition provided in Section 3.5.

1.21. “Effective Date” means the date first written above.

1.22. “Financial Transaction” means any transaction involving receipt or disbursement of monies either into, out of, or within a Contract that requires same Business Day processing as mandated by the 1940 Act, and applicable rules and regulations thereunder.

1.23. “Federal Securities Laws” has the same meaning as the term defined in Rule 38a-1 under the 1940 Act, and includes the 1933 Act, the 1934 Act, Sarbanes-Oxley Act of 2002, the 1940 Act, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act (relating to privacy regulation), any SEC rules adopted under any of these statutes, the Bank Secrecy Act as it applies to registered investment company operations (anti-money laundering), and any rules adopted thereunder by the SEC or the Department of the Treasury.

1.24. “Fixed Account” means a part of Customer’s General Account to which a Contract owner may allocate contract value.

1.25. “Fund” means a portfolio of an SEC-registered management investment company in which each subaccount of the Separate Account invests.

1.26. “General Account” means all assets of Customer other than those allocated to any Separate Account or the non-unitized MVA Account.

1.27. “GLB” has the definition provided in Section 9.1.

1.28. [reserved]

1.29. “Indemnification Claim” has the meaning provided in Section 12.3.

1.30. “Indemnification Claims Notice” has the meaning provided in Section 12.3.

1.31. “Indemnified Party” has the definition provided in Section 12.3.

1.32. “Indemnifying Party” has the definition provided in Section 12.3.

1.33. “Insurance Risk” has the definition provided in Section 5.1.

1.34. “Interim Review” means any review of Liberty’s policies and procedures to determine their adequacy and the effectiveness of their implementation conducted by Customer in response to significant compliance events, changes in business arrangements, and/or regulatory developments and that is in addition to the Annual Review. For purposes of this definition, “Liberty” includes any subcontractors performing work under this Agreement pursuant to Sections 3.2 and 15.14 herein.

1.35. “Material Compliance Matter” has the same meaning as the term defined in Rule 38a-1 under the 1940 Act, and includes any compliance matters related to the services provided to Customer that involves: (1) a violation of the Federal Securities Laws by Liberty (or officers, directors, employees, or agents thereof); (2) a violation of Liberty’s Rule 38a-1 policies and procedures that have been approved by Customer; or (3) a weakness in the design or implementation of Liberty’s Rule 38a-1 policies and procedures that have been approved by Customer. For purposes of this definition, “Liberty” includes any subcontractors performing work under this Agreement pursuant to Sections 3.2 and 15.14 herein.

1.36. “MVA Account” means a non-unitized separate account supporting guarantee period values that are subject to the market value adjustment formula stated in the Contract. The MVA Account may be insulated from the General Account and may be registered with the SEC under the 1933 Act.

1.37. “1933 Act” means the Securities Act of 1933, as amended.

1.38. “1934 Act” means the Securities Exchange Act of 1934, as amended.

1.39. “1940 Act” means the Investment Company Act of 1940, as amended.

1.40. “Pass Through Costs” has the definition provided in Section 6.10 and are more specifically identified in Exhibit 6.1.

1.41. “Performance Standards” means the standards set forth in Exhibit 3.2.1 of this Agreement, as such standards may be amended from time to time by Customer, to enable Customer to meet its ongoing obligations under Rule 38a-1 of the 1940 Act.

1.42. “Person” means an association, firm, individual, partnership (general or limited), corporation, limited liability company, trust, financial institution, unincorporated organization or other legal entity.

1.43. “Prospectus” is the prospectus included within a Registration Statement, except that, if the most recently filed version of the prospectus (including supplements thereto) filed pursuant to Rule 497 and Rule 424 under the 1933 Act subsequent to the date on which a Registration Statement became effective differs from the prospectus included within such Registration Statement at the time it became effective, the term “Prospectus” shall refer to the prospectus and supplements thereto most recently filed under Rule 497 and Rule 424 under the 1933 Act, from and after the date on which it shall have been filed.

1.44. “Premium Account” means the fiduciary bank account established by Customer on behalf of its Separate Account(s) in a federally or state insured financial institution which shall be operated in accordance with the terms of this Agreement, the Contracts, the Prospectuses, the 1940 Act and the Customer’s policies and procedures, and applicable law governing third party administrators as provided in Section 14.7.

1.45. “Registration Statement” means each currently effective registration statement filed with the SEC under the 1933 Act on a prescribed form, or currently effective post-effective amendment thereto, relating to the Contracts, including financial statements included in, and all exhibits to, such registration statement or post-effective amendment.

1.46. “Renewal Term” has the definition provided in Section 7.1.

1.47. “SEC” means the Securities and Exchange Commission.

1.48. “Security Procedures” has the definition provided in Section 3.3 as set forth in Exhibit 3.3.

1.49. “Separate Account(s)” is/are the separate account(s) of the Customer that supports the Contracts and that has been registered with the SEC as a unit investment trust under the 1940 Act. The Separate Account is divided into subaccounts, each of which invests exclusively in shares of one Fund, as described in the Prospectuses.

1.50. “Service Center” has the definition provided in Section 3.2.

1.51. “Services” means the insurance and securities administrative services set forth in Exhibit 3.2.

1.52. “Services Fees” has the definition provided in Section 6.2 and set forth in Exhibit 6.1.

1.53. “Services Starting Date” means the date on which Liberty begins performance of the Services at the Service Center. The Services Starting Date is September 7, 2004.

1.54. “SIU” has the definition provided in Section 5.5.

1.55. “Standard Rates” has the definition provided in Section 3.4 and as set forth in Exhibit 3.4.

1.56. “System” means Liberty’s proprietary software or Third Party Software licensed by Liberty, computer hardware, computer programs and programming aids with supporting documentation, including, but not limited to, input and output formats, program listings, system flow charts, narrative descriptions and operating instructions, including tangible media upon which such programs are recorded, all of which are used by Liberty to perform the Services for the Contracts.

1.57. “Term” has the definition provided in Section 7.1.

1.58. “Termination Fee” has the definition provided in Section 7.6.

1.59. “Third Party Software” means any software that is not proprietary to either Liberty or Customer but is used by either Liberty or Customer to administer the Contracts.

1.60. “Transition Services” has the definition provided in Section 3.1 and as more particularly set forth in Exhibit 3.1.

1.61. “Transition Services Fees” has the definition provided in Section 6.1 and as set forth in Exhibit 6.1.

Article 2

Engagement

2.1. Engagement by Customer. Customer hereby engages Liberty to perform the Transition Services, Services, and Additional Services (if any) on behalf of the Customer with respect to the Contracts on the terms and conditions set forth in the Agreement, and Customer acknowledges and accepts the engagement of Liberty.

2.2. Acceptance of Engagement by Liberty. Liberty hereby accepts such engagement and agrees to perform the Transition Services, Services, and Additional Services in accordance with the terms and conditions of this Agreement.

Article 3

Services

3.1 Transition Services. Beginning prior to the Effective Date, Liberty, with active assistance from Customer, shall commence planning and analysis activities for the transition of the Customer’s Data and Books and Records to a format that complies with applicable Federal Securities Laws and is appropriate for administration by Liberty at the Service Center, and transition and training in connection with the assumption of the administrative operations and procedures in connection with the Contracts, as described further in Exhibit 3.1 (collectively, the “Transition Services”).

The parties acknowledge that the description and definition of the Transition Services attached as Exhibit 3.1 are general in nature and the parties agree to utilize commercially reasonable efforts to develop a definitive Transition Services plan in accordance with the procedures outlined under the heading “Transition and Transition Analysis Phase” of the Business Requirements Document, attached hereto as Exhibit 3.1.1, which will define the Transition Services in greater detail. Upon approval by Customer and Liberty, the final Transition Services plan shall supplement the general Transition Services and the schedule set forth in Exhibit 3.1.

3.2 Services. Beginning on the Services Starting Date, Liberty shall provide the administrative services described in Exhibit 3.2 (the “Services”) in accordance with the performance standards (the “Performance Standards”) as set forth in Exhibit 3.2.1. Liberty and Customer will review the Performance Standards periodically and make adjustments: (1) that are mutually agreeable to the parties within timeframes that are mutually agreeable to the parties; and/or (2) that are required in order for the Contracts, the MVA Account and the Separate Account to be in compliance with applicable Federal Securities Laws and applicable insurance laws. The parties understand and agree that some changes to the Performance Standards may result in changes to the Services Fees.

The Services shall be provided from Liberty’s service center listed on Exhibit 3.2.2 (the “Service Center”) between the hours of 8:30 am and 5:00 pm Eastern Time; however, the contact center will be open between the hours of 8:30 am and 7:00 pm Eastern Time. Liberty agrees that, to the extent required under the Federal Securities Laws, telephone operators and other personnel at the Service Center will obtain proper securities licenses. Orders placed for each Contract shall be executed on a daily basis at the accumulation unit value next computed after receipt by Liberty or its agent of such order. The accumulation unit value shall be priced at the close of the Business Day.

Liberty may provide the Services from one or more other Service Center(s) selected by Liberty that meet the same security and data recovery procedures required by this Agreement, as long as Liberty continues to perform services in accordance with the Performance Standards, and such Service Center(s) agree in writing to Customer to comply with all relevant laws, Performance Standards and the terms and conditions of this Agreement. If Liberty selects a Service Center located in the United States of America, it will provide written notice to Customer in advance of moving some or all of the Services to that new Service Center. If Liberty selects a Service Center located outside of the United States of America, it will obtain Customer’s prior written consent before moving some or all of the Services to that new offshore Service Center, which consent shall not be unreasonably withheld by Customer. In each case, the policies and procedures employed by the Service Center(s) shall be approved by Customer as required by Rule 38a-1 under the 1940 Act.

3.3 Facilities and Security Procedures. Except as otherwise provided in this Agreement, Liberty shall furnish the facilities, including, without limitation, physical facilities, trained personnel, and data processing hardware and software, necessary to provide the Services in compliance with applicable Federal Securities Laws. However, the costs for any telecommunication lines from Customer to the Service Center(s) shall be paid by Customer as a Pass Through Cost. During the Term and any Renewal Term(s), Liberty shall maintain and enforce written security policies and procedures (the “Security Procedures”) at the Service Center(s) that are at least as rigorous as those security procedures in effect at the Service Center(s) as of the Effective Date of this Agreement. Such Security Procedures shall be designed to meet the requirements of the Federal Securities Laws, including Rule 30 under Regulation S-P of the SEC. If other privacy laws applicable to the parties, including any such laws or regulations promulgated by a state or municipality having jurisdiction over the parties, have become effective and/or impose greater obligations or restrictions on Liberty (“Additional Privacy Laws”), Liberty shall comply with the terms of such Additional Privacy Laws, as directed by Customer. The implementation of Additional Privacy Laws shall be handled as Additional Services. A summary of the existing Security Procedures is set forth in Exhibit 3.3.

3.4 Additional Services. Customer may from time to time request that Liberty perform services (1) outside the scope of the Services or (2) to augment or supplement the Services (the “Additional Services”). As to all requests for Additional Services that are reasonably related to Services then being provided by Liberty under this Agreement, Liberty agrees to provide the Additional Services, subject to the reasonable availability of resources within Liberty to perform such services at the time requested, and further subject to the remaining provisions of this Section 3.4. Upon receipt of such a request from Customer for

Additional Services, Liberty shall inform Customer within five (5) business days after receipt of Customer’s request as to whether Liberty is able (subject to provisions of the immediately preceding sentence) to perform such Additional Services and, if so, Liberty shall provide Customer with (a) a written description of the work Liberty anticipates performing in connection with such Additional Services, (b) a schedule for commencing and completing the Additional Services and (c) Liberty’s estimated charges for such Additional Services (the “Additional Services Fees”) which charges shall be calculated using those rates set forth on Exhibit 3.4 (the “Standard Rates”). In the event Customer elects to have Liberty perform the Additional Services, Customer and Liberty shall execute a written amendment to this Agreement in substantially the form set forth in Exhibit 3.4.1 (when completed and signed by both Customer and Liberty, such form shall be an “Amendment for Additional Services”). Liberty shall not begin performing any Additional Services until an Amendment for Additional Services in respect of such Additional Services has been executed on behalf of Customer, as agreed by Customer and Liberty. Only the persons listed in Exhibit 3.4.2 may authorize Additional Services on behalf of Customer.

3.5 Safeguarding Data and Books and Records. Liberty shall maintain off-site backup files on a daily basis of its systems, procedures, Books and Records maintained as data, documents, files, and other materials relating to the Agreement. Liberty shall be responsible for maintaining at all times during the Term and any Renewal Terms a data recovery plan (the “Data Recovery Plan”), which is tested on an annual basis, and an off-site business continuity and resumption plan (the “Business Continuity Plan”), which is tested at least every eighteen months, both of which are reviewed by customer as part of the Annual Review (or any Interim Review, if necessary) to ensure that Customer’s Data and Books and Records can be restored after the occurrence of a force majeure event such as flood, fire, earthquake, accident, explosion, riot, war, civil commotion, or other similar disaster. Liberty and Customer shall mutually agree on the procedures to be followed with respect to the continued provision of the Services in such an event. Customer shall have the right to review and audit Liberty’s Data Recovery Plan annual test results and any test results of Liberty’s Business Continuity Plan. Liberty will cause its offsite storage facility provider to allow Customer to inspect the storage facility upon two (2) business days prior notice. Exhibit 3.5 sets forth a high level summary of Liberty’s current Data Recovery Plan and Business Continuity Plan. Liberty shall establish reasonable safeguards to protect Customer’s Data and Books and Records against unauthorized distribution, loss or alteration. Such safeguards shall be designed to meet the requirements of the Federal Securities Laws, including Rule 30 under Regulation S-P of the SEC and Additional Privacy Laws. Upon reasonable notice, Customer and Liberty shall have the right to review such safeguards, policies and procedures. Customer shall have the right to review Liberty’s Data Recovery Plan and Business Continuity Plan on Liberty’s premises. Liberty shall notify Customer immediately of any security breaches involving Customer’s Data or Books and Records and shall use its best efforts to undertake immediate corrective action of such security breaches.

3.6 Bank Accounts. Customer on behalf of its Separate Account(s), the MVA Account and the General Account shall establish a premium account in a federally or state insured financial institution which shall be operated in accordance with the terms of this Agreement, the Contracts, the Prospectuses, the 1940 Act and the Customer’s policies and procedures, and applicable law governing third party administrators as provided in Section 14.7

(the “Premium Account”). All premiums, loan repayments and other receipts shall be payable to the order of Customer. Liberty shall collect, receive and deposit all checks or other funds collected on behalf of Customer in the bank accounts opened and maintained by Customer for such purposes. Any funds held by Liberty in connection with this Agreement shall be held in trust for Customer on behalf of its Separate Account(s), the MVA Account and General Account and shall not be commingled by Liberty with any other funds. Liberty shall immediately remit such funds to the person or persons entitled thereto or shall promptly deposit them in the bank accounts established by Customer for purposes of this Agreement. Liberty shall keep copies of all records provided by such bank or banks pertaining to such bank accounts and shall furnish Customer with copies thereof.

3.7 Penalties for Failure to Meet Performance Standards. If Liberty fails, for two (2) consecutive months, to meet the same performance level for a Performance Standard set forth in Exhibit 3.2.1 and, upon notice by Customer, Liberty fails to correct its performance level within the month following the two (2) consecutive months in which the failure occurred, Customer shall be entitled to an abatement of three percent (3%) of the monthly Services Fees or Minimum Fees, as applicable, for that entire period during which Liberty failed to correct its performance, until Liberty corrects its performance. {For example, if Liberty fails to meet the same Performance Standard during January and February, and Liberty fails to correct its performance level for that same Performance Standard during March, then Customer shall be entitled to the 3% abatement for the months of January, February and March, and in any subsequent month(s) until Liberty’s performance meets the Performance Standard for that service.} Notwithstanding the foregoing, in no event will Customer be entitled to reduce the Service Fees or Minimum Fees by more than 3%, in the aggregate, regardless of the number of Performance Standards not being achieved by Liberty under these circumstances.

For each month thereafter during which Liberty continues to fail to meet the same Performance Standard, Customer shall be entitled to an additional 7% abatement for the entire period during which Liberty failed to meet and correct its performance. {For example, if Liberty fails to meet the same Performance Standard during January, February, March and April, then Customer shall be entitled to a 10% abatement for the months of January, February, March and April.} However, if Liberty and Customer have mutually agreed upon a fix to remedy the Performance Standard shortfall during this period, Customer shall not be entitled to the additional 7% abatement during the period Liberty is working on the mutually agreed upon fix. Notwithstanding the foregoing, in no event will Customer be entitled to reduce the Service Fees or Minimum Fees by more than 10% for any failure to correct Performance Standards, in the aggregate, that remains uncorrected, regardless of the number of Performance Standards not being achieved by Liberty under these circumstances. However, continued failure by Liberty to meet the Performance Standards will result in immediate escalation to the dispute resolution procedures as set forth in Section 13.2.

Payment of a fee reduced pursuant to this Section 3.7 shall not constitute a waiver of any other rights under this Agreement, or under applicable law. Notwithstanding the foregoing, Liberty shall incur no penalties for failure to meet Performance Standards for backlogs attributable to actions or inactions in the existing service centers prior to the Services Starting Date or for situations relating to Sections 5.24 and 5.25 of this Agreement.

If Liberty meets or exceeds the Performance Standards identified in Exhibit 3.2.1 and Customer achieves DALBAR, Inc. overall ranking scores in the 1st quartile for three consecutive months, Liberty is entitled to receive a bonus equal to 3% of the monthly Service Fees or Minimum Fees, as applicable, for the entire period during which Customer achieved the 1st quartile ranking and for any continuing periods thereafter during which Customer continues to achieve the 1st quartile ranking. Liberty shall include any such bonus awards to which it is entitled as a line item in the monthly invoice to Customer.

If Customer achieves one of DALBAR, Inc.’s top annual awards, Liberty becomes eligible for a lump sum award.

(i) Crystal Pyramid Award - $50,000

(ii) Communication Seal - $25,000

3.8 Regulatory Changes. During the Term and any Renewal Terms to this Agreement, Liberty will make, in a timely manner, all modifications to its system(s) that are required to conform to, and comply with, changes in any law(s) that affect the Contracts or the Services or Additional Services to be performed pursuant to this Agreement, on the following basis: Any changes in any laws(s) that affect the Contracts or Liberty’s performance of the Services or Additional Services will be implemented by Liberty if approved in writing by Customer. Customer shall give such approval in a timely manner or specify any custom modifications it desires sufficiently in advance of the date by which such regulatory changes take effect so that Liberty is not prevented from performing the Services or Additional Services in compliance with any such change; Customer shall indemnify Liberty for any damage it may incur as a result of Customer’s failure to provide written approval or specify custom modifications.

Article 4

Books and Records

4.1 Books and Records. “Books and Records” means all books and records that contain information related to the Contracts, including without limitation, to the extent any of the following exist, (i) hard copy and microfiche records; (ii) all paper files; (iii) all electronic images: (iv) all computer data files; (v) all correspondence, including emails, relating to the Contracts, including correspondence between Liberty and owners of Contracts; (vi) administrative records; (vii) claim records; (viii) sales records; (ix) reinsurance records, (x) underwriting records; (xi) accounting records; (xii) Contract owner account records, and (xiii) records pertaining to transactions in a Contract, provided, however, that Books and Records shall not include any of Liberty’s or Liberty’s internal documentation of its own programs, systems and procedures or any of Liberty’s or Customer’s books and records which are not related to the Contracts.

4.2 Maintenance of Books and Records. During the Term and any Renewal Terms, as defined in Section 7.1, Liberty shall, as agent of the Customer, keep true and correct Books and Records relating to the performance of all Transition Services, Services, and Additional Services (if any) hereunder in compliance with applicable law including, but not limited to, the 1934 Act and 1940 Act, and the rules promulgated thereunder. Liberty shall promptly return the Books and Records to Customer upon termination of this Agreement; provided, however, Liberty may keep copies of the Books and Records for a period of seven years following such termination. Any expenses incurred by Liberty in generating such copies shall be borne by Liberty. It is expressly understood and agreed that the Books and Records are Customer’s sole property, and that such property shall be held by Liberty as an agent, during the Term and any Renewal Terms. It is also acknowledged and agreed that any such Books and Records may be maintained on photographic film, magnetic tape, disk, or other computer storage medium, if maintained in accordance with applicable law including, but not limited to, the 1934 Act and 1940 Act and the rules promulgated thereunder. Liberty’s record-keeping requirements shall be amended and modified from time to time, to reflect any amendments to the 1940 Act or the rules thereunder or any interpretation by the SEC or judicial authority. This Agreement shall be retained as part of the official records of both Customer and Liberty for the duration of the Term and any Renewal Term(s) of the Agreement and for five (5) years thereafter in accordance with the NAIC Model Third Party Administrator Statute (or for a longer period of time if required by applicable Federal Securities Law).

4.3 Ownership of Books and Records. All Books and Records relating to the Contracts shall be the sole property of Customer. However, Liberty shall retain the right to continuing access to the Books and Records while this agreement remains in effect to permit Liberty to fulfill all of its obligations under this Agreement.

4.4 Customer’s Right to Oversee, Inspect and Audit. During the Term and any Renewal Terms of this Agreement, Customer and its agents, including internal and external auditors, shall have the right to inspect and/or audit Liberty during Liberty’s normal business hours in accordance with reasonable procedures and at reasonable frequencies to evaluate the internal controls and compliance with this Agreement by Liberty. Liberty shall provide full access to all of the Books and Records and full access to such of its systems, operations, procedures, personnel, and manuals that relate to the Services provided under this Agreement so that Customer and its agents may perform such inspections and/or audits. Customer shall endeavor to give Liberty thirty (30) days advance notice of any such inspections and/or audits to the extent possible. Liberty may request that any agents of Customer execute a confidentiality agreement as a condition to such audit. In addition, Liberty shall provide Customer’s Chief Compliance Officer with ongoing, direct and immediate access to Liberty’s compliance personnel and shall cooperate with Customer’s Chief Compliance Officer in carrying out Customer’s obligations under Rule 38a-1 to oversee the compliance program of Liberty.

4.5 Regulatory Audits. Liberty shall make available to representatives of the appropriate regulatory agencies, including the SEC, all requested Books and Records and access to its operating procedures in accordance with regulatory requirements.

4.6 SAS 70 Type II Reports. Liberty shall, at no cost to Customer, provide to Customer a SAS 70 Type II Report by the end of each calendar year regarding the results of tests conducted by an outside independent auditor of Liberty’s procedures, systems and operations. If Customer requires a unique SAS 70 Type II Report to meet the requirements of Rule 38a-1 under the 1940 Act, the cost of the unique SAS 70 Type II Report shall be handled as Additional Services. If any of Liberty’s procedures, systems or operations have a material deficiency, do not meet those standards existing in the variable products industry, or are deemed materially inadequate in the report, Liberty shall correct all material deficiencies, mistakes, problems, errors, or inadequacies within ninety (90) days, or a timeframe as agreeable by both parties, of the date it receives the report and send notice to Customer that such deficiencies, mistakes, problems, errors, or inadequacies have been corrected. After receiving such notice of the correction(s), Customer shall have the right to re-audit Liberty’s procedures, systems, and operations within five (5) days. Liberty shall provide access to all of the Books and Records, and all of its systems, operations, procedures and personnel, and manuals that apply to the Contracts so that Customer may perform such audit. The costs of any corrective actions taken as a result of the initial SAS 70 Type II Report for Customer relating to practices and procedures existing at the service center prior to the Services Starting Date or relating to practices and procedure Liberty performs at Customer’s direction will be paid by Customer. The costs of any corrective actions taken as a result of subsequent SAS 70 Types II Reports will be paid by Liberty.

4.7 Security of Operations. Liberty shall maintain at all times during the Term and any Renewal Terms to this Agreement a disaster recovery capability consistent with Liberty’s Data Recovery Plan in Exhibit 3.5. Customer may review the current procedures regarding the data recovery ability.

4.8 Financial Statements. While this Agreement is in effect, upon request by Customer, Liberty shall provide Customer with audited annual and unaudited quarterly financial statements regarding its financial operations within forty five (45) days following the end of Liberty’s fiscal quarters for the unaudited financial statements and within seventy-five (75) days from each calendar year end for the audited financial statements.

Article 5

Certain Covenants Of Customer

5.1 Customer acknowledges that Liberty assumes no mortality or morbidity risk (“Insurance Risk”) for any of the Contracts, Contract owners, and for the insureds and beneficiaries of the Contracts. For purposes of this Agreement, Insurance Risk shall also include, without limitation, all compliance issues involving the Contracts that are related to acts or omissions prior to the Services Starting Date, acts or omissions performed by Liberty pursuant to Customer’s direction, and/or compliance issues due to acts or omissions of Persons other than Liberty. Some examples of Insurance Risk include income tax compliance with the Internal Revenue Code and any issues related thereto, whether currently known or discovered during or after the Term or any Renewal Term of the Agreement, and all regulatory and actuarial issues relating to the design, cash values and benefits contents of the Contracts.

5.2 Customer agrees to provide to Liberty, at Customer’s expense, access to Customer’s knowledgeable employees and independent contractors that may be required in the performance of the Transition Services and the Business Requirements Document for the Services.

5.3 Customer agrees that it shall be solely responsible for determining the Contract benefits, the selection of Funds, claims payment procedures and claims settlement procedures, anti-money laundering policies and procedures, and privacy notices and privacy policies applicable to coverage of the Contracts and to the Contracts during the Term and any Renewal Term of this Agreement, and for securing reinsurance for the Contracts, if any is necessary. Customer shall provide Liberty, in writing, with all rules, procedures, guidelines, and instructions pertaining to these matters.

5.4 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts (“customers”) and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement in order to carry out the specific purposes specified herein, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party. In addition, each party shall adopt policies and procedures that address administrative, technical and physical safeguards for the protection of such customer records.

5.5 Actions.

(a) Each party to this Agreement shall promptly notify the other party of any threatened or pending lawsuit or governmental or regulatory agency inquiry or complaint relating to such party’s obligations under this Agreement. In addition, Liberty shall promptly notify Customer of the commencement of any and all inquiries from regulators relating to the Contracts, disciplinary actions, civil and criminal allegations and complaints, suits or arbitration proceedings brought against or involving Liberty that are in any way related to Liberty’s business as an administrator of variable life insurance or variable annuity contracts. Such party shall promptly transmit to such other party a copy of any applicable service of process or other instrument related to a court proceeding or any correspondence or other document transmitted to or from any governmental or regulatory agency relating to a party’s obligations under this Agreement, which shall have been received by such party.

(b) Liberty shall make no response to any governmental or regulatory agency’s inquiry or complaint relating to Contracts without first obtaining Customer’s approval and consent to the response to such inquiry or complaint; provided, however, that if Customer fails to give its approval or consent after being notified of any such inquiry or complaint by Liberty or delays its approval or consent and such failure or delay would subject Liberty to any fine, penalty, liability or sanction, then Liberty may make a response.

(c) Customer reserves the right to control the defense of any litigation, threatened or pending, by or against it, or to respond on its own behalf to any governmental or regulatory agency’s inquiry or complaint; provided, however, that if Customer shall exercise this right in such a manner as shall subject Liberty to any fine, penalty, liability or sanction for failure to follow procedure, or otherwise in a manner which, in the reasonable opinion of Liberty or its legal counsel may have a material adverse effect on Liberty, then Liberty shall have the right to defend itself with counsel of its choice at its own expense.

(d) Liberty reserves the right to control the defense of any litigation, threatened or pending, by or against it, or, subject to subsection (b) above, to respond on its own behalf to any governmental or regulatory agency’s inquiry or complaint; provided, however, that if Liberty shall exercise this right in such a manner as shall subject Customer to any fine, penalty, liability or sanction for failure to follow procedure, or otherwise in a manner which, in the reasonable opinion of Customer or its legal counsel may have a material adverse effect on Customer, then Customer shall have the right to defend itself with counsel of its choice at its own expense.

(e) The parties shall cooperate with each other in meeting the ongoing obligations of Rule 38a-1 under the 1940 Act, and responding to or defending any such regulatory lawsuit or action, threat, demand, inquiry, complaint, administrative or regulatory investigation or proceeding, except if the parties’ interests are adverse to each other.

(f) Liberty shall keep a complaint log for Customer’s Contracts in accordance with applicable insurance law, the Federal Securities Laws, and industry standards.

5.6 Customer agrees that it shall be responsible for filing and maintaining anti-fraud plans in the jurisdictions requiring such anti-fraud plans to be filed, whether currently required or required during the Term or any Renewal Term of this Agreement and for maintaining special investigation units (“SIU’s”) in connection with any such anti-fraud plans in accordance with applicable state law. Liberty shall cooperate with Customer in Customer’s efforts to prepare any such required anti-fraud plan and in Customer’s reporting requirements associated with such anti-fraud plans.

5.7 Customer agrees to use its best efforts to (a) ensure that existing support of the Contracts, both operational support and information technology support, will remain in place until Liberty begins providing the Services; and (b) ensure that a sufficient number of knowledgeable employees or contractors of Customer will be available to assist Liberty during the Transition Services and in the preparation of the Business Requirements Document, including, without limitation, the costs of contracting with key knowledge workers.

5.8 Except as otherwise set forth in Article 12, Customer agrees that Liberty shall not be responsible for any and all claims, litigation, damages, losses, actions, suits, proceedings, including, without limitation, attorneys’ fees and costs incurred, whether contractual, extra-contractual, or punitive in nature, which are in any way related to the Contracts, the Insurance Risk, or which are related to the acts or omissions of Customer’s employees, agents, brokers, and/or representatives who sold or serviced the Contracts.

5.9 Customer agrees that Liberty shall have the right to audit, as Liberty deems necessary from time to time, facts provided by Customer about the Contracts in order to independently verify any information about the Contracts provided by Customer, which may affect the Transition Services, the Services and the Additional Services. Liberty shall conduct any such audit during Customer’s normal business hours and at Liberty’s sole expense. All such audits pursuant to this Section 5.8 shall be conducted in such a manner as to not unreasonably interfere with Customer’s normal operations. All Confidential Information of Customer obtained as a result of any monitoring, audits or inspections pursuant to this Section 5.8 shall be held by Liberty in accordance with the provisions of Article 9.

5.10 In addition to the fee increases otherwise stated in this Agreement, Customer agrees that Services Fees specified for the Services may be increased by Liberty in the event that legislative and/or regulatory changes affecting the Contracts which occur during the Term or any Renewal Term of this Agreement and which are not currently contemplated by the parties cause Liberty’s cost of performing the Services to result in unforeseen increases. Any such increases in the Services Fees shall be reasonable and in proportion to Liberty’s increased costs for performing such Services and, to the extent possible, Liberty shall provide Customer with at least thirty (30) days’ advance written notice of any such increases.

5.11 Customer shall, at no cost to Liberty, obtain authority and any regulatory approvals that may be necessary for Liberty to have lawful access to the Contracts and the Books and Records as of the Effective Date in order to facilitate the performance by Liberty of the Transition Services, the Services and any Additional Services. Customer shall, at no cost to Liberty, obtain any regulatory approvals that may be necessary to transfer the Books and Records to Liberty’s Service Center and to permit the Books and Records to be maintained in non-paper format.

5.12 Customer warrants to Liberty that all of the Data was converted to its current administration system after the Year 2000 and that there are no Year 2000 issues concerning the Data for which Liberty will perform the Transition Services and the Services.

5.13 Customer shall use its best efforts to maintain administration of the Contracts during the Transition Services within the Performance Standards and with no production backlog.

5.14 Customer shall designate an employee of sufficient status within Customer’s organization to act as liaison with Liberty to facilitate the obligations of Customer under the Agreement during the Term and any Renewal Term of the Agreement, including monitoring, managing, and reporting. Such designated employee shall be the prime source of communications to Customer by Liberty, and from Customer to Liberty, and shall have sufficient authority to make decisions relating to the Agreement on behalf of Customer.

5.15 During the Transition Services period, Customer shall use its best efforts to require the existing service centers where the Contracts are currently being administered to provide Liberty with a secured space in which to house Liberty employees or contractors on the premises. Customer will use its best efforts to provide Liberty with the ability to utilize existing service center wiring and the power and environmental controls to support the Liberty employees or contractors use of laptops, at no cost to Liberty.

5.16 Customer shall be responsible for the calculation of statutory and tax reserves for the Contracts. Liberty will provide records electronically to Customer to enable Customer to perform such calculations.

5.17 Customer shall retain primary responsibility for maintaining the Contracts in compliance with all regulatory/legislative changes that occur during the Term or any Renewal Term of this Agreement. Each party shall endeavor to provide the other party with notice of regulatory/legislative changes that would impact the Contracts and will assist each other in the implementation of such changes as directed by Customer. Any such changes shall be handled as Additional Services in accordance with Section 3.4.

5.18 Customer warrants to Liberty that all initial and subsequent privacy notices for the Contracts have been provided to Contract owners in accordance with the Gramm-Leach-Bliley Act (GLB) and any other applicable federal and state privacy laws. Customer shall provide Liberty with any privacy notices it wishes Liberty to send to Contract owners in accordance with GLB.

5.19 Customer shall provide Liberty with detailed specific technical interface requirements for Customer’s financial and valuation systems requirements and the requirements for interfacing with the Funds prior to the start of performance of Transition Services by Liberty.

5.20 Customer acknowledges and agrees that Customer shall bear all costs and expenses associated with any employment termination costs, severance costs, outplacement costs and costs of employee benefits for Customer’s employees who are displaced as a result of this Agreement.

5.21 Customer shall obtain all necessary consents from Third Party Software vendors currently used to administer the Contracts to enable use of the Third Party Software by Liberty in the performance of the Transition Services and Services. However, Liberty shall be responsible for paying license fees for Liberty’s use of the COMPASS Software Release 5.5.A. from Financial Data Planning Corp. (SunGard) and other systems being transferred from Customer to Liberty during the Transition Services period, but Liberty shall not be responsible for any costs or fees associated with obtaining consent to use the Kemper Modifications, which are enhancements, modifications and/or customizations to the COMPASS Software created by or on behalf of Kemper Investors Life Insurance Company, Federal Kemper Life Assurance Company, One Life, Zurich Life, Bank One and/or any of their affiliates and subsidiaries.

5.22 Customer agrees to comply with applicable state third party insurance administration laws and regulations and Federal Securities Laws, which place responsibilities upon Customer, as insurer and as depositor for the Separate Account(s) and as registrant for the MVA Account.

5.23 Customer agrees to provide final year-end closing schedule listing each required item and due date by November 1st each year in a format that is mutually acceptable to both Customer and Liberty.

5.24 Customer agrees to provide Liberty with written instructions as to Customer’s privacy requirements, including, without limitation, instructions as to the use of encryption in sending GLB nonpublic personal information to Customer’s agents. If the costs of implementing such privacy requirements increase Liberty’s costs of providing the Services, such costs shall be handled as Pass Through Costs.

5.25 Customer agrees that before the Services Starting Date it will have cleared and reconciled all general ledger account items. Customer agrees that if any pre-Services Starting Date items are found to be in error, Liberty will correct such errors but any research and reconciliations relating to correcting such errors shall be charged to Customer at Standard Rates.

Article 6

Compensation

6.1 Transition Services Fees. In consideration of Liberty providing the Transition Services, Customer shall pay to Liberty the fees set forth in Exhibit 6.1 (the “Transition Services Fees”), according to the payment terms set forth in Exhibit 6.1.

6.2 Services Fees. In consideration of Liberty providing the Services, Customer shall pay to Liberty the fees set forth in Exhibit 6.1 (the “Services Fees”), subject to any applicable adjustments set forth in this Agreement, and subject to the Minimum Fees set forth in Exhibit 6.1.

6.3 Additional Service Fees. In consideration of Liberty providing the Additional Services, Customer shall pay the Additional Service Fees in the manner agreed upon by Customer and Liberty in accordance with Section 3.4.

6.4 Telecommunication Charges. Unless otherwise set forth in this Agreement, all telecommunication charges incurred by Liberty in respect of the Transition Services, the Services or the Additional Services shall be paid by Customer as a Pass Through Cost.

6.5 Billing Frequency. Unless otherwise set forth in this Agreement, the Service Fees, any Pass Through Costs, and the Additional Service Fees (if applicable) shall be due and payable by Customer to Liberty each month no later than fifteen (15) days after Customer’s receipt of a detailed billing statement. Customer shall pay the full amount of the billing statement to Liberty when due by wire (electronic) transfers of immediately available funds in U.S. dollars. Customer shall be billed in advance no later than the seventh (7th) day of each month for the Services to be performed in that month, based upon the Service Fees and Minimum Fees set forth in Exhibit 6.1, and any Additional Services provided in the prior month.

Bills for Additional Services may be billed separately. Liberty will prepare invoices based on the Contract count at the beginning of the month. If any payment from Customer is not received by Liberty on or before twenty (20) days following Customer’s receipt of a billing statement from Liberty, then Customer shall pay Liberty interest at a rate equal to 1.5% per month (or the maximum rate of interest allowed by law, if lower) on the past-due amount until paid in full; provided, however, that the charging of interest is not a consent to late payment. Neither (i) the failure of Liberty to deliver a billing statement for Services rendered or to be rendered under the terms of this Agreement nor (ii) any error in the amount billed by Liberty for such Services shall constitute a waiver by Liberty of Customer’s obligation to pay for such Services or Additional Services or Pass Through Costs. Disputes concerning fees and expenses shall be resolved as provided in Paragraph 6.7 of this Agreement.

6.6 Partial Months. Charges for a partial month shall be prorated on a daily basis based upon a thirty-day month.

6.7 Billing Disputes. If Customer disagrees, in good faith, with any charge(s) on a billing statement from Liberty, Customer shall give Liberty written notice, which complies with the following provisions:

(a) The notice shall separately identify each and every item in dispute, the amount which is disputed, the specific reasons alleged by Customer for the disputed charge, and the amount which is not disputed; if any, and

(b) The notice shall be accompanied by payment in full for the undisputed amount of the billing statement.

Both parties agree to mutually negotiate to resolve any disputes within thirty (30) days of Customer’s written notice of a billing statement dispute. If the matter is not resolved within said thirty (30) days period, the matter shall be resolved as provided in Article 13 of this Agreement.

6.8 Taxes.

(a) Customer shall pay to Liberty any and all taxes, including sales, use and excise taxes (not including any personal property taxes or taxes based on Liberty’s net income) based on the provision of the Services or the Additional Services which are found to be applicable and that Liberty is required under applicable law to collect. The appropriate amount of tax shall be invoiced to and paid by Customer to Liberty at the same time and on the same conditions as set forth in Section 6.5.

(b) If Customer disagrees with Liberty’s determination that any tax is due with respect to the subject matter of this Agreement, and Liberty is attempting to invoice Customer for such tax as provided in Section 6.8(a) then Customer shall have the right to seek an administrative determination from the applicable taxing authority, or alternatively, Customer shall have the right to legally contest any asserted claim for taxes and, to the extent allowed by law, withhold payment of such contested taxes. Customer shall have the right to control any such administrative or legal proceedings, and in connection therewith Liberty shall (i) be consulted, and (ii) cooperate with Customer and take any and all actions reasonably requested by Customer (at Customer’s expense).

(c) If any taxes payable by Customer that are required to be collected by Liberty pursuant to Section 6.8(a) are not invoiced by Liberty (or are invoiced on a date such that Customer and Liberty are not reasonably able to deliver the amount of such taxes to the relevant taxing authority in a timely fashion), and it is ultimately determined that such taxes are due and payable, then Customer shall reimburse Liberty for the amount of such taxes, provided that Liberty shall indemnify Customer from any and all interest and other penalties assessed as a result of such taxes not being paid in a timely manner.

(d) Amounts paid to Liberty as a result of this Section 6.8 shall be reduced or refunded to Customer the extent that Liberty obtains a net tax benefit (including but not limited to foreign tax credits) resulting from the payment of the relevant taxes. The parties will cooperate in good faith to determine the amount of such net tax benefit (if any).

(e) Customer shall not be required to pay or otherwise be liable or responsible for, and Liberty hereby indemnifies, defends and holds Customer harmless against, any penalty, additional tax, costs or interest that may be assessed or levied by any taxing authority as a result of the failure of Liberty to file any return, form, or information statement that may be duly required from Liberty by such taxing authority or to pay any tax amounts collected from Customer hereunder.

6.9 Annual Adjustment to Fees and Rates. Not more than once each year, at the anniversary of the Effective Date, Liberty may increase the Services Fees and Standard Rates by a percentage equal to the percentage increase in the Consumer Price Index (as defined in Article 1) during the immediately preceding year but in no event shall the increase due to the Consumer Price Index exceed five percent (5%) per year.

6.10 Pass Through Costs. Customer shall pay certain pass through costs and expenses (the “Pass Through Costs”) identified in this Agreement including those of the type set forth in Exhibit 6.1, which Pass Through Costs are related to the Transition Services, the Services and the Additional Services.

6.11 Audit of Charges. Upon at least five (5) days’ notice from Customer and no more than twice during any calendar year (unless a previous audit reveals a discrepancy), Liberty shall provide Customer with access to all of the financial records and supporting documentation in respect of its charges to Customer, excluding Liberty’s pricing model for this Agreement. If, as a result of such audit, Customer determines that Liberty has overcharged Customer, Customer shall notify Liberty of the amount of such overcharge and Liberty shall promptly pay to Customer the amount of the overcharge, plus interest at the rate of 1.5% per month (but in no event to exceed the highest lawful rate of interest), calculated from the date of receipt by Liberty of notice from Customer of the overcharged amount until the date of payment to Customer. All Confidential Information of Liberty obtained as a result of any monitoring, audits or inspections pursuant to this Section 6.11 shall be held by Customer in accordance with the provisions of Article 9.

6.12 Undercharges. If, as a result of an internal audit of its charges to Customer, Liberty determines that it has undercharged Customer, Liberty may provide Customer with a billing statement in respect of such amount. Any such billing statement shall include the information specified in Section 6.5 and evidence that the amount was not charged to Customer previously. Upon receipt of this information and evidence, Customer shall pay the amount of the undercharge according to Section 6.5, unless disputed in good faith; however, late fees and interest charges shall be measured from the corrected billing statement date rather than from the original statement date. However, Customer shall not be obligated to pay any amount for a Service that occurred more than 12 months before the Customer received the billing statement.

Article 7

Term and Termination

7.1 Term. The term of this Agreement shall begin on the Effective Date and shall continue for a period ending ten (10) years following the completion of the Transition Services, as outlined in Exhibit 3.1, unless terminated earlier pursuant to this Article 7 or extended as provided below (the “Term”). Customer may renew this Agreement and extend the Term for an additional period mutually agreed upon by both parties (the “Renewal Term”), under mutually agreeable terms and conditions including, without limitation, new pricing for the Renewal Term, by providing notice to Liberty at least 180 days before the expiration of the Term described in this Section 7.1.

7.2 Termination for Cause. If either party fails to perform any of its material obligations under this Agreement (except as provided in Section 7.3), and such failure is not cured within thirty (30) days after notice is given to the defaulting party specifying the nature of the default, the non-defaulting party may, upon further notice to the defaulting party, terminate this Agreement as of the date specified in such notice of termination; provided, however, that if the defaulting party is using its best efforts to cure such failure at the end of such thirty (30) day period and diligently pursues such efforts thereafter, the non-defaulting party may not terminate this Agreement unless such failure continues for an additional thirty (30) days. For purposes of this Section 7.2, “failure to perform” by Liberty shall include in particular (i) Liberty’s consistent failure to perform the Services in accordance with the Performance Standards set forth in Exhibit 3.2.1 for which the penalties for failure to meet Performance Standards pursuant to Section 3.7 have continued for a period of six (6) months or longer without correction by Liberty; or (ii) if a mutually agreed upon remedy for correction pursuant to Section 3.7 has not been reached after a period of six (6) months or longer; or (iii) if Liberty fails to fulfill its obligations under Section 10.2 and 15.14.

7.3 Termination for Insolvency. In the event that either Liberty or Customer becomes or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation, its insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors or enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, then, unless the insolvent or bankrupt party immediately gives adequate assurance of the future performance of this Agreement, the other party may, by giving written notice thereof to such party, terminate this Agreement as of a date specified in such notice of termination.

7.4 Effect of Expiration or Termination. Upon the expiration of this Agreement or termination of this Agreement for any reason:

(1) Liberty shall provide to Customer those Services or Additional Services requested by Customer for up to twelve (12) months from the date of such expiration or termination. Customer shall pay Liberty for such Services or Additional Services at the then current rates for Services Fees and Additional Services Fees then in effect.

(2) Customer shall pay Liberty for all Services and Additional Services performed through the final date of the performance of such services.

(3) Customer shall be required to make any further payments under Section 6.8 (Taxes).

(4) Upon termination or expiration of this Agreement for any reason, Liberty agrees that, in order to provide for uninterrupted service of the Contracts to Customer, at Customer’s request, Liberty shall provide, at Liberty’s then applicable Standard Rates, all reasonable assistance requested by Customer in a prompt and orderly manner by moving all Services to Customer or to a third party selected by Customer.

7.5 Special Remittance to Customer. If this Agreement remains in full effect on the sixth (6th) anniversary date from the Effective Date, Customer shall be entitled to a special remittance from Liberty (the “Special Remittance”) in the amount of $500,000. If this Agreement remains in full effect on the seventh (7th) anniversary date from the Effective Date, Customer shall be entitled to a second Special Remittance of $500,000. If this Agreement remains in full effect on the eighth (8th) anniversary date from the Effective Date, Customer shall be entitled to a third and final Special Remittance of $500,000. If this Agreement is terminated by Liberty for a reason other than as specified in Sections 7.2 and 7.3, including termination by Liberty during the first six years from the Effective Date, Customer shall be entitled to receipt of the Special Remittances as set forth in this Section 7.5.

7.6 Duties upon Termination. Within thirty (30) business days after the effective date of the termination of this Agreement, Liberty shall submit a final bill for services provided through the date of termination and Liberty shall return to Customer all Data and Books and Records in accordance with applicable Federal Securities Laws, and manuals, operating instructions and procedures, together with any copies thereof, and all notes, memoranda or other documents to Customer. Within twenty (20) days of receipt of this statement, Customer shall pay Liberty all sums owing under the terms of this Agreement. Customer shall return to Liberty, at Customer’s expense, all Liberty property, equipment, manuals, operating instructions and procedures, together with any copies thereof, and all notes, memoranda or other documents relating to Liberty Services and the System.

Article 8

Systems and Proprietary Rights

8.1 Access to Customer Software. Customer hereby agrees to use its best efforts to obtain for Liberty, at no cost to Liberty, on or before the Effective Date, a non-exclusive, royalty-free, non-transferable right and license to access and use, and copy for back-up purposes, any Customer proprietary software on which the Contracts are being administered by Customer, together with any and all associated software documentation (the “Customer Software”) and, subject to applicable software license restrictions, any Third Party Software, to enable Liberty to perform the Transition Services, the Services and the Additional Services (if applicable) during the Term and any Renewal Term of this Agreement.

8.2 Ownership of Data. All data and information submitted to Liberty by Customer in connection with the Transition Services, the Services and the Additional Services or any other services performed under this Agreement, or produced by Liberty in performing the Transition Services, the Services and Additional Services or any other services performed under this Agreement (collectively, the “Data”) is and shall remain the exclusive property of Customer and shall be considered the Confidential Information of Customer. Data (a) shall not be used by Liberty other than pursuant to this Agreement, (b) shall not be disclosed, sold, assigned, leased or otherwise provided to third parties by Liberty except as necessary to perform the Transition Services, the Services and the Additional Services, and (c) shall not be commercially exploited by or on behalf of Liberty, its employees or agents.

8.3 Correction of Errors. Customer is responsible for (a) the accuracy and completeness of the Data provided to Liberty for the Transition Services and (b) any errors in and with respect to data obtained from Liberty, which is directly attributable to any inaccurate or incomplete Data, provided by Customer to Liberty. Upon discovery of Customer created errors or inaccuracies in the Data, Liberty shall, at Customer’s expense, with reasonable promptness in light of the nature of the errors or inaccuracies, correct any errors or inaccuracies in the Data. However, Customer may, during the Transition Services period, elect to correct errors or inaccuracies in the Data and advise Liberty of those corrections. All corrections of errors made pursuant to this Section 8.3 shall be subject to the requirements of the Federal Securities Laws regarding the pricing of Contract transactions and the sending of confirmation statements to Contract owners.

8.4 Ownership of Media. Unless furnished or paid for by Customer, all media upon which the Customer Data is stored is and shall remain the property of Liberty.

8.5 Return of Data. Upon (i) the expiration or termination of this Agreement, (ii) the reasonable request by Customer at any time, at Customer’s expense, or (iii) with respect to any particular Data, on such earlier date that such Data is no longer required by Liberty in order to provide the Services or Additional Services or in order to comply with applicable third-party insurance administrator laws and regulations, Liberty shall promptly return to Customer, in a flat file format and on the media reasonably requested by Customer, all Data and Books and Records in accordance with applicable Federal Securities Laws.

Article 9

Confidentiality

9.1 Confidential Information. For purposes of this Agreement, “Confidential Information” means any information, in whatever format, that is confidential and proprietary to either party, whether or not related to the Services (unless expressly excepted), including, without limitation, the names and any information relating to any current, past or prospective customer of the disclosing party, any information about the disclosing party’s business or products, the terms of this Agreement, any “nonpublic personal information” as defined under Title V of the Gramm-Leach-Bliley Act (“GLB”), codified as 15 U.S.C. § 6801 et seq., and its implementing regulations as may be amended from time to time, any personally identifiable health or medical information about such customer or prospective customer, and any other information designated by the disclosing party as confidential. Confidential Information excludes (i) information that is in the public domain without a breach of this Agreement and without reliance on the Confidential Information and (ii) information a party obtains from a third party without breach of this Agreement. All Confidential Information shall be held in confidence by each of the other parties (including its affiliates and subsidiaries) to the same extent and in at least the same manner as such party protects its own confidential or proprietary information, but in any event using no less than commercially reasonable security measures. No party shall disclose, publish, release, transfer or otherwise make available Confidential Information of any other party in any form to, or for the use or benefit of, any Person without the other party’s approval. Each party shall, however, be permitted to disclose relevant aspects of the other party’s Confidential Information to its officers, agents, employees and third-party contractors and to the officers, agents, third-party contractors and employees of its affiliates and subsidiaries to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations under this Agreement, provided that such party shall take all reasonable measures to ensure that Confidential Information of the other party is not disclosed or duplicated in contravention of the provisions of this Agreement by such Persons. Each party shall be entitled to disclose Confidential Information to the extent that a party becomes compelled to disclose the Confidential Information pursuant to court or administrative order, legal process, law, or regulation; provided, however, that before disclosure and not more than three (3) business days from its receipt of the order or legal process or its decision that a law or regulation compels the disclosure, the compelled party shall notify the other party of the compelled disclosure and shall cooperate with such party or parties in seeking a confidentiality agreement, protective order, or other protection of the confidentiality of the Confidential Information.

9.2 Unauthorized Acts. Each party shall: (1) notify the other party promptly of any material unauthorized possession, use or knowledge, or attempt thereof, of the other party’s Confidential Information by any Person which may become known to such party, (2) promptly furnish to the other party full details of the unauthorized possession, use or knowledge, or attempt thereof, and assist the other party in investigating or preventing the reoccurrence of any unauthorized possession, use or knowledge, or attempt thereof, of Confidential Information, (3) use reasonable efforts to cooperate with the other party in any litigation and investigation against Persons deemed necessary by the other party to protect its proprietary rights and (4) promptly use all reasonable efforts to prevent a reoccurrence of any such unauthorized possession, use or knowledge of Confidential Information. Each party shall bear the cost it incurs as a result of compliance with this Section 9.2.

9.3 Action by Parties. No party shall commence any legal action or proceeding in respect of any unauthorized possession, use or knowledge, or attempt thereof, of the other party’s Confidential Information by any Person not a party to this Agreement without the consent of such other party.

9.4 GLB Compliance. Liberty agrees to maintain and hold in confidence all nonpublic personal information obtained by it from Customer in the performance of its duties and obligations under this Agreement. Liberty shall not use or disclose such information to any third party without the express written consent of Customer, except as permitted under GLB, except as necessary for the performance of Liberty’s duties under this Agreement, or as may be required or permitted by applicable law. Nonpublic personal information shall mean personally identifiable financial information as defined by Title V of GLB, and personally identifiable health or medical information about a person.

9.5 Employee Solicitation. Except with the other party’s prior written consent, neither party to this Agreement shall engage as an employee or consultant any employee of the other party for a period of three (3) months after the earlier of (i) termination or expiration of this Agreement; or (ii) termination of the employee’s employment with the other party. In the event this does occur, the hiring company shall only be liable to the former employer for six (6) months salary for that particular employee. This section is not intended to prohibit any party from engaging as a consultant, on a part time basis, a former employee who has established his own business where there is no intent to evade the prohibition contained in this section.

9.6 Nonsolicitation of Clients. Liberty expressly agrees that Liberty and its affiliates and subsidiaries shall not knowingly solicit any insurance business of any kind from any owners of the Contracts using any Data received from Customer.

Article 10

Representations And Warranties

10.1 By Customer. Customer represents, warrants, and covenants that:

(a) it is an insurance company duly incorporated, validly existing and in good standing under the laws of Illinois;

(b) it has all the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

(c) the execution, delivery and performance of this Agreement has been duly authorized by the Customer’s Board of Directors;

(d) the Illinois Department of Insurance has given Customer approval to enter into this Agreement and to move its Books and Records pursuant to this Agreement, and no other approval, authorization or consent of any governmental or regulatory authority is required to be obtained or made by it in order for it to enter into and perform its obligations under this Agreement;

(e) it has not, and will not, disclose any Confidential Information of Liberty in violation of the terms of this Agreement;

(f) the Contracts which are the subject of the Transition Services and the Services were issued in conformity in all material respects with the Federal Securities Laws and regulations, and all the laws and regulations of the jurisdiction governing the issue or delivery of such Contracts at the time of issue and such Contracts will remain in compliance in all material respects with such applicable laws and regulations during the Term and any Renewal Terms of this Agreement. The Contract forms that have been used to issue the Contracts that are the subject of the Services have been filed, where necessary, with the appropriate state insurance authorities in the states where the Contracts have been sold and meet in all material respects all applicable legal requirements of each such state. In addition, all necessary Prospectuses and Registration Statements pertaining to the Contracts have been, and will continue to be, filed with the SEC to the extent required;

(g) there is no claim, action, suit, investigation, or proceeding pending or, to Customer’s knowledge, contemplated or threatened against which seeks damages or penalties in connection with any of the transactions contemplated by this Agreement or to restrict or delay the transactions contemplated hereby or to limit in any manner Liberty’s rights under this Agreement;

(h) there are no insurance brokers with claims to fees based upon the transactions contemplated under this Agreement;

(i) the nature of Customer’s obligations are time sensitive, and accordingly, time is of the essence in the performance of their obligations under this Agreement;

(j) except as otherwise provided in Section 5.20, it has obtained, or shall have obtained on or before the Effective Date, consent or licenses from all necessary Third Party Software vendors with which Customer has licenses to permit Liberty to gain access to and to use the Third Party Software and Customer Software currently used by Customer to administer the Contracts;

(k) there are no regulatory authority restraints on the Books and Records and Data being transferred to the Service Center and being maintained in non-paper format;

(l) it is, and will continue to be, in compliance in all material respects with all applicable Federal Securities Laws and state laws, and related rules and regulations, with regard to the Contracts; and

(m) Customer will provide Liberty on an ongoing basis with its written legal guidelines that explain the Federal Securities Laws with which Liberty’s operations must comply, as required by Rule 38a-1 under the 1940 Act. Such legal guidelines shall be sufficient for Liberty to create policies and procedures that: (i) shall be designed to prevent, detect and correct any material violations of the Federal Securities Laws, as such laws relate to the Services under this Agreement for the administration of the Contracts and the Separate Accounts; and (ii) shall address compliance with the SEC’s pricing rules for Separate Accounts, including but not limited to Rule 22c-1 under the 1940 Act, and with regard to Customer’s market timing policy as that policy is disclosed in the Prospectuses for the Contracts. Customer further agrees to assist Liberty as necessary in the creation of such policies and procedures.

10.2 By Liberty. Liberty represents, warrants and covenants that:

(a) it is a state-licensed third party administrator duly incorporated, validly existing and in good standing under the laws of South Carolina;

(b) it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

(c) the execution, delivery and performance of this Agreement has been duly authorized by Liberty;

(d) no approval, authorization or consent of any governmental or regulatory authority is required to be obtained or made by it in order for it to enter into and perform its obligations under this Agreement;

(e) it has not, and will not, disclose any Confidential Information of Customer in violation of the terms of this Agreement;

(f) the Transition Services, the Services and the Additional Services shall be rendered by personnel reasonably qualified by training and experience to perform such services;

(g) the Services and the Additional Services do not and will not infringe upon the proprietary rights of any third party and, except as otherwise provided in Section 5.20, Liberty has obtained all necessary software licenses to enable it to perform the Transitional Services and the Services;

(h) the Services and the Additional Services will be provided with diligence and shall be executed in a commercially reasonable manner in accordance with practices and professional standards used in well-managed operations performing services similar to the Services and the Additional Services;

(i) Liberty has, or prior to the performance of any Services will have, all licenses and permits from state or federal regulatory authorities required for the performance of the Services and the Additional Services;

(j) there is no claim, action, suit, investigation, or proceeding pending or, to Liberty’s knowledge, contemplated or threatened against Liberty which seeks damages or penalties in connection with any of the transactions contemplated by this Agreement or to restrict or delay the transactions contemplated hereby or to limit in any manner Customer’s rights under this Agreement;

(k) there are no insurance brokers with claims to fees based upon the transactions contemplated under this Agreement;

(l) the nature of Liberty’s obligations are time sensitive, and accordingly, time is of the essence in the performance of Liberty’s obligations under this Agreement;

(m) Liberty has performed and will continue to perform background checks on its employees in compliance with the Violent Crime Control and Law Enforcement Act of 1994, and complies with all applicable labor and employment laws governing its employees;

(n) its business operations are, and will continue to be, in compliance in all material respects with all applicable Federal Securities Laws and state laws, and related rules and regulations with regard to the Contracts; and

(o) upon request, Liberty will provide to Customer, on an ongoing basis, for Customer’s review and approval, its written policies and procedures as required by Rule 38a-1 under the 1940 Act that Liberty has written based upon Customer’s written legal guidelines provided to Liberty pursuant to Section 10.1(m). Such written compliance policies and procedures that Liberty creates based upon Customer’s written guidelines: (i) shall be designed to prevent, detect and correct any material violations of the Federal Securities Laws, as such laws relate to Liberty’s Services under this Agreement as administrator of the Contracts and the Separate Accounts; and (ii) shall address compliance with the SEC’s pricing rules for Separate Accounts, including but not limited to Rule 22c-1 under the 1940 Act, and with regard to Customer’s market timing policy as that policy is disclosed in the Prospectuses for the Contracts. Liberty further agrees to cooperate with Customer in the Annual Review and any Interim Reviews, including, without limitation, furnishing such documentation, certifications and subcertifications as Customer shall reasonably request from time to time and to implement any material changes to Liberty’s policies and procedures that are recommended as a result of the Annual Review. Any such changes to Liberty’s policies and procedures shall be provided as Additional Services. In addition, Liberty agrees to promptly notify Customer in the event that a Material Compliance Matter occurs with respect to Liberty’s written policies and procedures as approved by Customer and to cooperate with Customer in providing Customer with periodic and special reports in the event any such Material Compliance Matter occurs.

10.3 DISCLAIMER. EXCEPT AS SPECIFIED IN SECTIONS 10.1 or 10.2, LIBERTY AND CUSTOMER MAKE NO OTHER WARRANTIES IN RESPECT OF THE TRANSITION SERVICES, THE SERVICES, OR THE ADDITIONAL SERVICES AND EACH EXPLICITLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A SPECIFIC PURPOSE.

Article 11

Remedies

11.1 Specific Performance and Injunction. The parties acknowledge that if either party fails to comply, or threatens to fail to comply, with its obligations under Article 8 or Article 9 of this Agreement, or with the representations and covenants provided in Sections 10.1(j), 10.1(l), 10.1(m), 10.2(g), 10.2(m), 10.2(n), or 10.2(o), the other party may suffer irreparable harm for which there may be no adequate remedy at law. Accordingly, if either party fails to comply with such obligations, then, in addition to its other remedies, the other party will be entitled immediately to injunctive relief or any other appropriate equitable remedy.

11.2 Cumulative Remedies. Except as expressly limited by this Article 11 and Article 12, no remedy conferred upon or reserved to a party is intended to be exclusive of any other remedy available at law or in equity, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity, by statute or otherwise.

Article 12

Indemnification and Liability

12.1 Indemnification by Liberty. Liberty shall indemnify, defend and hold Customer, and its parent, affiliates, directors, officers, agents or employees harmless from and against any and all claims, litigation, suits, proceedings, actions, liability, losses, expenses or damages, including reasonable attorneys’ and consultants’ fees and costs incurred, (collectively, “Damages”) which Customer and its parent, affiliates, directors, officers, agents or employees may sustain directly due to or directly arising out of any act or omission by Liberty, its parent, affiliates, directors, officers, agents, representatives, employees or others under contract with, appointed by or otherwise acting on behalf of Liberty, which is in violation or breach of this Agreement or in violation of any applicable law, rule or regulation, except to the extent such Damages directly resulted from the negligence, bad faith or willful misconduct of Customer or its parent, affiliates, directors, officers, agents or employees.

12.2 Indemnification by Customer. Customer shall indemnify, defend and hold Liberty, and its parent, affiliates, directors, officers, agents or employees harmless from and against any and all Damages which Liberty and its parent, affiliates, directors, officers, agents or employees may sustain directly due to or directly arising out of any act or omission by Customer, its parent, affiliates, directors, officers, agents, representatives, employees or others under contract with, appointed by or otherwise acting on behalf of Customer, which is in violation or breach of this Agreement or in violation of any applicable law, rule or regulation, or which are in any way related to the Contracts, or the Insurance Risk for the Contracts, or to the acts or omissions of the employees, agents, brokers, and/or representatives who sold the Contracts or to those persons who serviced the Contracts prior to the date Liberty began providing the Services, except to the extent such Damages directly resulted from the negligence, bad faith, or willful misconduct of Liberty or its parent, affiliates, directors, officers, agents or employees.

12.3 Indemnification Procedures Involving Third Party Claims. If any third party makes a claim covered by Sections 12.1 or 12.2 against any indemnified party (an “Indemnified Party”) with respect to which such Indemnified Party intends to seek indemnification under Sections 12.1 or 12.2, such Indemnified Party shall promptly deliver to the indemnifying party (an “Indemnifying Party”) a written notice (an “Indemnification Claims Notice”), including a brief description of the amount and basis of the Indemnification Claim, if known, and thereafter keep Indemnifying Party reasonably apprised as to the status of the defense. Provided, however, that the failure of the Indemnified Party to give prompt notice or to keep Indemnifying Party reasonably apprised shall not relieve the Indemnifying Party of any of its obligations under this Agreement unless such failure prejudices the Indemnifying Party.

The Indemnifying Party shall be entitled to assume and control the defense of any such claim, action or proceeding (“Indemnification Claim”) on Indemnified Party’s behalf by written notice to the Indemnified Party within thirty (30) days after receipt of a Indemnification Claims Notice and the Indemnified Party shall cooperate fully with, and assist the Indemnifying Party in the defense and all related settlement negotiations of such Indemnification Claim. The Indemnifying Party shall pay all reasonable outside costs incurred by the Indemnified Party related to the Indemnified Party’s assistance in defense of a Indemnification Claim. The Indemnifying Party shall keep the Indemnified Party reasonably apprised as to the status of the defense. The Indemnified Party shall have the right to join in the defense of such Indemnification Claim and employ its own separate counsel in any action, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party.

If the Indemnifying Party shall fail to notify the Indemnified Party of its desire to assume the defense of any such Indemnification Claim within the prescribed period of time or shall notify the Indemnified Party that it will not assume the defense of any such Indemnification Claim, then the Indemnified Party shall defend such Indemnification Claim in any such manner as it may deem appropriate, subject to the right of the Indemnifying Party to assume the defense of such Indemnification Claim any time prior to its final determination or settlement. The Indemnifying Party shall also be permitted to join in the defense of such Indemnification Claim and employ counsel at its own expense. Neither the Indemnifying Party nor any Indemnified Party shall be liable for any settlement of any Indemnification Claim without its consent, which consent shall not be unreasonably withheld. In the event that one party submits to the other a settlement proposal that it wishes to accept, the party that receives the notice of the settlement proposal shall notify the submitting party, within ten business days, of its decision to reject settlement, or consent to acceptance of the settlement offer shall be conclusively presumed.

Notwithstanding the foregoing, the Indemnified Party shall retain, assume or reassume sole control over, and all expenses relating to, every aspect of the defense that it or Indemnifying Party reasonably believes is not the subject of the indemnification provided for in Sections 12.1 or 12.2.

Until both (a) the Indemnified Party receives notice from the Indemnifying Party that it will defend; and (b) the Indemnifying Party assumes such defense, the Indemnified Party may, at any time after ten (10) days from notifying the Indemnifying Party of the Indemnification Claim, resist the Indemnification Claim or, after consultation with and the consent of the Indemnifying Party, settle or otherwise compromise or pay the Indemnification Claim. The Indemnifying Party shall pay all reasonable outside costs of the Indemnified Party actually incurred arising out of or relating to defense and any such settlement, compromise or payment. The Indemnified Party shall keep the Indemnifying Party reasonably apprised as to the status of the defense.

Following indemnification as provided in Sections 12.1 and 12.2, the Indemnifying Party shall be subrogated to all rights of the Indemnified Party with respect to the matters from which indemnification has been made. Indemnification of the parties entitled to indemnification for breach of this Agreement shall be the exclusive remedy of such parties and the liability of all parties shall be limited as expressly provided in Article 12 and to the indemnities and the limitations on indemnity in this Article 12.

12.4 Limitations on Indemnification and Liability. Notwithstanding anything contained in this Agreement to the contrary, the indemnification rights granted and any liability imposed pursuant to this Article 12 shall be subject to the following limitations:

(i)	There shall be no indemnification obligation for any Damages that arise from or were caused by actions taken or actions not taken by the Indemnified Party.

(ii)	There shall be no indemnification obligation for any Damages that the Indemnified Party had an opportunity but failed in good faith to mitigate, to the extent that failure to so mitigate would result in a reduction of Damages recoverable under applicable principles of contract law.

(iii)	For purposes of this Section 12.4, a “Particular Indemnification Claim” shall mean all assertions of Damages and causes of action made by a third party against the Indemnified Party that arise out of a single event, act, or omission or related series of events, acts, or omissions. In the event that an Indemnification Claim takes the form of a class action lawsuit, it is understood that each class member shall constitute an individual third party, and each class member’s claim shall constitute a Particular Indemnification Claim.

(iv)	In no event shall an Indemnifying Party be liable for indemnification payments for Damages, or for any other Damages or liability in excess of $300,000 per Particular Indemnification Claim, provided however that there shall be no limitation if the Indemnifying Party’s liability for indemnification payments were incurred as a result of Indemnifying Party’s bad faith or willful misconduct.

(v)	The parties agree that they wish to avoid de minimus indemnification payments. Accordingly, until and unless the aggregate amount of Damages exceeds $50,000, no indemnification payment for Damages or other liability under this Agreement will be due from one party to the other.

(vi)	Notwithstanding anything in this Article 12 to the contrary, the definition of “Damages” in Section 12 includes only direct damages and the term “Damages” does not include, and in no event shall an Indemnifying Party be liable for, any (i) punitive damages or interest or special, incidental, indirect or consequential damages suffered by Indemnified Party.

(vii)	In no event shall an Indemnifying Party be liable for indemnification payments or any other Damages or liability under this Agreement in an aggregate amount exceeding $10,000,000.

The provisions of this Article 12 shall survive the termination or expiration of this Agreement BUT ONLY for terminations pursuant to Sections 7.2, 7.3, 7.4, and 7.8 and then only with respect to Indemnification Claims that arose from acts or circumstances occurring prior to such termination or expiration.

12.5 Limitation of Obligations. The obligations of the parties under this Article 12 are independent of the provisions of Article 13.

Article 13

Dispute Resolution and Arbitration

13.1 Intention. It is the intention of Customer and Liberty that the customs and practices of the securities, insurance and related administration industry will be given full effect in the operation and interpretation of this Agreement to the extent such customs and practices are consistent with the applicable Federal Securities Laws, state insurance laws, and related rules and regulations. The parties agree to act in all matters with good faith.

13.2 Dispute Resolution. The parties will use reasonable efforts to resolve any dispute arising out of or relating to this Agreement through a meeting of the person(s) identified on Exhibit 3.4.2 representing Customer and the Customer account managers or an executive of Liberty representing Liberty. If the parties are unable to resolve the dispute, either party may escalate the dispute to its executives. If an executive level meeting fails to resolve the dispute within thirty (30) days after escalation, the dispute will be decided through arbitration.

13.3. Process. To initiate arbitration, either Liberty or Customer will notify the other party by certified mail of its desire to arbitrate, stating the nature of the dispute and the remedy sought. The party to which the notice is sent will respond to the notification in writing within ten (10) days of its receipt.

There will be three (3) arbitrators who will be current or former officers of life insurance or insurance administration companies other than the parties to this Agreement, their parent, affiliates or subsidiaries. Each of the three arbitrators will be impartial regarding the dispute. Each of the parties to this Agreement will appoint one of the arbitrators and these two will select the third. If either party refuses or neglects to appoint an arbitrator within sixty (60) days after the other party has given written notice to the other of its arbitrator appointment, the party that has given notice may appoint the second arbitrator. If the two arbitrators do not agree on a third arbitrator within thirty (30) days of the appointment of the second arbitrator, then Liberty and Customer will each name three candidates to serve as the third arbitrator. Beginning with the party that did not initiate arbitration, each party will eliminate one candidate from the six until one remains. If this last remaining candidate declines to serve as the arbitrator, then the candidate previously last eliminated will be approached to serve. This process will be repeated until a candidate has agreed to serve as the third arbitrator.

13.4. Arbitration Hearing. The arbitration hearing will be held on the date set by the arbitrators at a mutually agreed upon location. In no event will this date be later than four (4) months after the appointment of the third arbitrator. As soon as possible, the arbitrators will establish arbitration procedures as warranted by the facts and issues of the particular case. At least fifteen (15) days prior to the arbitration hearing, each party will provide the other party(s) and the arbitrators with a detailed statement of the facts and arguments it will present at the arbitration hearing. The arbitrators will have the power to decide all substantive and procedural rules of the arbitration including but not limited to inspection of documents, examination of witnesses and any other matter relating to the conduct of the arbitration.

13.5 Decision. The arbitrators will base their decision on the terms and conditions of this Agreement and the customs and practices of the insurance and the insurance administration industries rather than on strict interpretation of the law. The decision of the arbitrators will be made by majority rule, submitted in writing, and will be final and binding on both parties. There will be no appeal from the decision. Either party to the arbitration may petition any court having jurisdiction over the parties to reduce the decision to judgment.

13.6 Costs of Arbitration. Unless the arbitrators decide otherwise, each party will bear the expense of its own arbitration activities, including its appointed arbitrator and any outside attorney and witness fees. The parties will jointly bear the expense of the third arbitrator.

Article 14

Compliance with Law

14.1 Regulatory Authority. Liberty and Customer shall comply with the applicable Federal Securities Laws and state laws, rules and regulations having jurisdiction over the Contracts and the Services.

14.2 Other State TPA Requirements. To the extent required by applicable law, the provisions of any current state insurance laws regulating third party insurance administrators that must be incorporated into an agreement of this type are hereby incorporated by reference into this Agreement to the extent applicable, including, but not limited to, the provisions of all of the following: Alaska Stat. §§ 21.27.630 to 21.27.650; Arizona Revised Statutes §20-485 to §20-485.12; Arkansas Code Ann. §§23-92-101 to 23-92-208; California Insurance Code §§1759 to 1759.10; Delaware Code §§311, 2304(16) and 2312 and Delaware Regulation 1406; Florida Stat. §§626.88 to 626.894; Georgia Code §§33-23-100 to 33-23-105 and Georgia Admin. Comp. Ch.

120-2-49; Idaho Code §§41-901 to 41-915; 25 Illinois Comp. Stats. 5/511.100 to 5/511.113; Indiana Code §§27-1-25-1 to 27-1-25-15 and Ind. Admin. Tit. 760 R. 1-41-1 to 1-41-5; Iowa Code §§510.11 to 510.23 and Iowa Admin. Code §§191-58.1 to 191-58.13; Kansas Stat. Ann. §§40-3801 to 40-3810; Kentucky Rev. Stat. §§304.9-051 to 304.9-052, 304.9-371 to 304.9-377; Louisiana Rev. Stat. Ann. §§22:3031 to 22:3046; Maine Rev. Stat. Ann. Tit. 24-A §§1901 to 1912; Maryland Ann. Code Ins. §§8-301 to 8-322; Michigan Comp. Laws §§550.901 to 550.962; Minnesota Stat. §60A.23 sub.8 and Minn. Ins. Reg. §2767.0100 to 2767.0900; Mississippi Code Ann. §§83-18-1 to 83-18-29; Missouri Rev. Stat. §§376.1075 to 376.1095 and Mo. Admin. Code tit. 20 §§200-9.500 to 200-9.800; Montana Code Ann. §§33-17-601 to 33-17-618; Nebraska Rev. Stat. §§44-5801 to 44-5816; Nevada Rev. Stat. §§683A.025; 683.0805 to 683A.0893 and Nev. Admin. Code §§683A.100 to 683A.165; New Hampshire Rev. Stat. Ann. §§402-H:1 to 402-H:16 and N.H. Admin. Code Ins. 2301.01 to 2301.20; New Mexico Stat. Ann. §§59A-12A-1 to 59A-12A-17 and N.M. Ins. Regs. §§4.5.1 to 4.5.22; North Carolina Gen. Stat. §§58-56-2 to 58-56-66;and N.C. Admin. Code tit. 11 ch. 21 §§0101 to 0110; North Dakota Cent. Code §§26.1-27-01 to 26.1-27-12; Ohio Rev. Code Ann. §§3959.01 to 3959.16, 3959.99 and Ohio Ins. Regs. Rule 301-1-51; Oklahoma Stat. Tit. 36 §§1441 to 1452; Oregon Rev. Stat. §§744.700 to 744.740 and Or. Admin. R. 836-075-0000 to 836-075-0070; Pennsylvania Uncons. Stat. §§40-25-1001 to 40-25-1013; Rhode Island Gen. Laws §§27-20.7-1 to 27-20.7-16; South Carolina Code Ann. §§38-51-10 to 38-51-120; South Dakota Codified Laws §§58-29D-1 to 58-29D-34; Tennessee Code Ann. §§56-6-401 to 56-6-412; Texas Ins. Code Ann. Art. 21.07-6 and 28 Tex. Admin. Code §§7.1601 to 7.1615; Utah Code Ann. §§31A-25-102 to 31A-25-402; West Virginia Code §§33-46-1 to 33-46-20; Wisconsin Stat. §§633.01 to 633.17 and Wis. Admin. Code § Ins. 8.20 to 8.32; Wyoming Ins. Regs. Ch. 4, and any other similar laws and regulations for third party administrators that may be enacted or adopted during the Term or Renewal Term of this Agreement. In furtherance of the foregoing, the parties agree to the provisions in this Article 14.

14.3 Payments To and From Administrator. The payment to Liberty of any premiums or charges for insurance by or on behalf of an insured of Customer shall be deemed to have been received by Customer, and the payment of return premiums or claim payments forwarded by Customer to Liberty shall not be deemed to have been paid to the Contract insured or Contract claimant until such payments are received by the Contract insured or Contract claimant. Nothing in this Section 14.3 shall limit any right of Customer against Liberty resulting from the failure of Liberty to make payments to Customer, Contract insureds or Contract claimants.

14.4 Trade Secrets. Any trade secrets contained in the Data and Books and Records, including but not limited to the identity and addresses of Contract owners, shall be Confidential Information, except the commissioner of insurance or governmental officer may use such Confidential Information in any proceedings instituted against Liberty or Customer.

14.5 Continuing Access. Customer owns the Data and Books and Records and shall at all times have access to the Data and Books and Records; however, Liberty shall retain the right to continuing access to such Data and Books and Records of Customer while this Agreement remains in effect sufficient to permit Liberty to fulfill all of its contractual obligations to Customer, Contract owners and Contract claimants pursuant to this Agreement. The relevant insurance commissioner or governmental officer shall be entitled to collect proper charges from Customer incurred in examination of Customers Books and Records maintained under this Agreement in accordance with, and to the extent permitted (if any) under, applicable law.

14.6 Advertising. Liberty may use only such advertising pertaining to the business issued by Customer that has been approved in writing by Customer and/or its principal underwriter in advance of its use.

14.7 Fiduciary Capacity of Liberty. All Contracts charges, premiums, transfer requests or loan repayments received at the Service Center on behalf of or for Customer, its MVA Account and its Separate Accounts, and all payouts of Contract value and Contract benefits shall be held by Liberty in a fiduciary capacity. All premiums received at the Service Center shall be allocated among the Funds, MVA Account, and Fixed Account in accordance with instructions received from Contract owners and shall be remitted to the Funds in accordance with the Prospectus and the terms of the Participation Agreement currently in effect between Customer and each such Fund, or the General Account, as applicable. In any event, such amounts shall be immediately (no later than the close of that Business Day) deposited in a fiduciary bank account (the “Premium Account”) established and maintained by Customer on behalf of the Separate Account(s), the MVA Account or General Account in a federally or state insured financial institution. Liberty shall periodically render an accounting to Customer detailing all transactions performed by Liberty pertaining to the business issued by Customer. Liberty shall not pay any claim by withdrawals from the Premium Account. Withdrawals from the Premium Account and the Claims Account shall be made, only as provided in Exhibit 14.7 to this Agreement.

14.8 Payment of Claims. All claims, including all death benefit payments, withdrawal and annuity payouts, paid by Liberty on behalf of Customer, its MVA Account and its Separate Accounts from Contract value shall be paid only on drafts or checks of and as authorized by the Customer from the Claims Account and shall be valued and paid in accordance with the requirements of the Federal Securities Laws and the Prospectuses.

14.9 Notice to Contract Owners. Prior to the Services Starting Date, to the extent required by applicable Federal Securities Law or state law, Liberty shall provide to the Customer information required to provide a written notice to Contract owners advising them of the identity of, and relationship among, Liberty, the Contract owner and Customer. Liberty, as designee of Customer, shall provide information necessary to confirm to each Contract owner in accordance with Rule 10b-10 under the 1934 Act the acceptance of premiums and such other transactions as are required by Rule 10b-10 or administrative interpretations thereunder, or required by any other SEC rule requiring the delivery of such information to Contract owners. Additional charges may not be made for services to the extent the services have been paid for by the Customer. Liberty shall disclose to Customer all charges, fees and commissions received from all services in connection with the provision of administrative services for Customer, including any fees or commissions paid by insurers providing reinsurance.

14.10 Delivery of Materials to Contract Owners. Any Contracts or other written communications delivered by Customer to Liberty for delivery to Contract insured parties or Contract covered individuals shall be delivered by Liberty promptly after receipt of instructions from Customer to deliver them, within a timeframe as mutually agreed.

Article 15

Miscellaneous

15.1 Governing Law and Forum. This Agreement shall be governed by the laws of the State of South Carolina, without reference to conflict of laws principles.

15.2 No Waiver. No failure or delay on the part of a party in exercising any right, privilege, power or remedy under this Agreement, and no course of dealing, shall operate as a waiver of any such right, privilege, power or remedy, nor shall any single or partial exercise of any right, privilege, power or remedy under this Agreement preclude any other or further exercise of such right, privilege, power or remedy. No waiver shall be asserted against either party unless duly signed in writing on behalf of such party. No notice to or demand on a party in any case shall entitle such party to any other notice or demand in any similar or other circumstances or constitute a waiver of the right of the party giving such notice or making such demand to take any other action in any circumstances without notice or demand.

15.3 Assignment. Neither party may assign this Agreement without the prior written consent of the other party. Notwithstanding the foregoing sentence, either party may assign this Agreement, without the other party’s consent, to any successor entity pursuant to a merger or corporate reorganization or other operation of law. Any assignment in contravention of this Section 15.3 shall be null and void. The prohibitions against assignment under this Section 15.3 shall not affect Liberty’s rights to subcontract under Section 15.14 of this Agreement.

15.4 Entire Agreement. This Agreement and each of the Exhibits and schedules attached to this document and incorporated by reference into this Agreement, constitutes the entire, final and complete agreement between the parties with respect to its subject matter, and supersedes all prior discussions, negotiations and agreements, written or oral, related to the subject matter of this Agreement, and there are no other representations, understandings or agreements between the parties relative to such subject matter.

15.5 Independent Contractor. The relationship between the parties is that of independent contractors. It is not the intent of the parties to create, nor shall this Agreement be construed to create any partnership, joint venture, or employment relationship between or among the parties, or any of the officers, employees, agents or representatives of the parties.

15.6 Severable Provisions. Each paragraph and provision is severable from the Agreement, and if a court of competent jurisdiction declares one or more provisions or parts invalid, the remaining provisions shall nevertheless remain in full force and effect.

15.7 Notices. All notices and other communications required or permitted or otherwise provided for in this Agreement shall be given in writing and transmitted by personal delivery or certified mail, return receipt requested, postage prepaid, or facsimile transmission (or e-mail or electronic transmission as permitted or agreed by the parties from time to time), addressed as follows:

If to Liberty:	Liberty Insurance Services Corporation
2000 Wade Hampton Boulevard
Greenville, South Carolina 29615
Attention: Robert E. Evans, President & CEO
Facsimile number: (864) 609-8084

with a copy to:	Liberty Insurance Services Corporation
2000 Wade Hampton Boulevard
Greenville, South Carolina 29615
Attention: Susan E. Cyr, VP & General Counsel
Telecopy number: (864) 609-3176

If to Customer:	Kemper Investors Life Insurance Company
3003 77th Avenue SE
Mercer Island, WA 98040
Attention: Diane Davis, President & CEO
Facsimile number: (206) 236-6518

with a copy to:	Kemper Investors Life Insurance Company
3003 77th Avenue SE
Mercer Island, WA 98040
Attention: M. Douglas Close, VP & General Counsel
Facsimile number: (206) 275-8144

15.8 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one single agreement between the parties.

15.9 Headings; Cross References. The article and section headings and the table of contents are for reference and convenience only and shall not be considered in the interpretation of this Agreement. All cross-references in this Agreement to Sections, Articles or Exhibits shall be deemed to be references to the corresponding section or article in, or exhibit to, this Agreement, unless the context otherwise clearly indicates.

15.10 Consents, Approvals and Requests. All consents and approvals to be given by either party under this Agreement shall not be unreasonably withheld and each party shall make only reasonable requests under this Agreement. No approval shall be valid or acceptable unless given by an authorized representative of the appropriate party.

15.11 Publicity. Liberty and Customer shall not use the other party’s name or refer to it directly or indirectly in any media release, public announcement or public disclosure relating to this Agreement or its subject matter, including in any promotional or marketing materials, lists or business presentations without approval from the other party for each such use or release, except as may be required by law; provided, however, that Liberty may use Customer’s name when referring to Liberty’s clients in business presentations and proposals.

15.12 Amendments. No amendment to, or change, waiver or discharge of, any provision of this Agreement shall be valid unless in writing and signed by an authorized representative of the party against which such amendment, change, waiver or discharge is sought to be enforced.

15.13 Third-Party Beneficiaries. Each party intends that this Agreement shall not benefit, or create any right or cause of action in or on behalf of, any Person or entity other than Customer and Liberty.

15.14 Subcontracting. Liberty may subcontract any portion of the Services work to be performed under this Agreement without Customer’s prior written consent so long as subcontractor complies with all relevant laws, Performance Standards, and the terms and conditions of this Agreement, and Liberty requires the subcontractor to comply with Liberty’s written compliance policies and procedures prepared in accordance with Section 10.1(m) of this Agreement and Rule 38a-1 under the 1940 Act and that the subcontractor is willing to cooperate with Customer in complying with other applicable provisions of Section 10.2(o) of this Agreement. If Liberty subcontracts work to a subcontractor that performs the work outside of the United States, Liberty will obtain Customer’s prior written consent before subcontracting some or all of the Services to that subcontractor. Any such subcontractor must comply with all relevant laws, Performance Standards, and the terms and conditions of this Agreement and Liberty must assure Customer that the subcontractor complies with Liberty’s written compliance policies and procedures prepared in accordance with Section 10.1(m) of this Agreement and Rule 38a-1 under the 1940 Act and that subcontractor is willing to cooperate with Customer in complying with other applicable provisions of Section 10.2(o) of this Agreement. In the event Liberty subcontracts any Services to be performed under this Agreement, Liberty shall retain responsibility for the work.

15.15 Force Majeure. The performance by either party of any of the undertakings set forth in this Agreement shall not be deemed untimely to the extent any late performance or nonperformance is due to acts of God, acts of war, civil disturbance, acts of government, including, but not limited to, government or court orders or any other act or event beyond the control of the effected party.

15.16 Survival. The provisions of Section 4.2, Section 5.1, Section 5.5, Section 5.8, Article VI, Section 7.4, Section 7.5, Section 7.6, Article 8, Article 9, Article 10, Article 11, Article 12, Article 13, Section 14.4, Section 15.1, Section 15.4, Section 15.7, Section 15.11 and this Section 15.16 shall survive the termination or expiration of this Agreement.

15.17 Insurance. While this Agreement remains in effect, Liberty shall maintain (1) errors and omissions insurance in the amount of not less than $3,000,000 per claim and $6,000,000 per occurrence, such insurance to be carried for a period of two years after the termination of this Agreement; (2) commercial general liability and/or office premises liability insurance, including premises liability and contractual liability, for claims of bodily injury, personal injury and property damage with a business personal property limit of not less than $200,000, and an office premises liability of not less than $1,000,000 per occurrence, $2,000,000 general aggregate, $300,000 for fire damage, any one fire, and $5,000 for medical expense, any one person; (3) a fidelity bond or crime insurance contract, including computer fraud, with a limit of not less than $500,000; and (4) while Liberty’s employees are based on the premises of the existing service centers where the Contracts are being administered prior to the Services Starting Date, workers compensation insurance in compliance with statutory requirements. On or before the Effective Date, and at least thirty (30) days before the expiration of the liability insurance contracts, Liberty shall provide to Customer a copy of a certificate evidencing the existence or renewal of each of the foregoing insurance coverages.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

LIBERTY INSURANCE SERVICES CORPORATION

By:	/s/ Robert E. Evans
Name:	Robert E. Evans
Title:	President & CEO
Date:	9/7/04

KEMPER INVESTORS LIFE INSURANCE COMPANY

By:	/s/ Diane C. Davis
Name:	Diane C. Davis
Title:	President & CEO
Date:	2/19/05

EXHIBIT 1.8

BREAKAGE REPORT

See attached report.

1

EXHIBIT 1.15

PLAN CODES FOR

CONTRACTS

Contracts shall mean the business in force originally issued by Zurich Life Insurance Company on the following Contract plan codes:

Hlp code	hlp value	hlp text
34690	0	IRA
22191	1	Roth IRA
1745	3	SEPP IRA
28451	8	Non-qualified annuity
845	C	401(k) Plan
2461	J	TSA Non-Exempt
3	L	TSA Exempt

REGISTRATION NUMBERS

FOR CONTRACTS

Name of SEC Registrant or Contract	Registration Number
KILICO Variable Annuity Separate Account	811-03199

KILICO Destinations Annuity/ Farmers Destinations Annuity	333-22375

Kemper Investors Life Insurance Company (MVA registered on Form S-3)	333-11497

Kemper Investors Life Insurance Company (MVA registered on Form S-3)	333-22389

2

EXHIBIT 3.1

TRANSITION SERVICES

Liberty will provide an overall transition project manager and provide the overall management and leadership to establishing tasks, timelines, responsibilities and guidelines in connection with the Transition Services of the Contracts and the transition and training in connection with the assumption by Liberty of the existing administrative operations and procedures of Customer which are to be performed for the Contracts starting on the Services Starting Date. Customer will adopt and follow reasonable Liberty transition planning and implementation guidelines. Customer will provide reasonable full-time resources from Customer’s employees to participate. The following guidelines shall serve as the basis for the detailed analysis and planning that must follow.

Initial transition planning will begin on the Effective Date and will be completed by the Services Starting Date. If Customer delays Liberty’s work any time during the Transition Services Period, then the completion date will be extended on a day-for-day basis for a period of time equal to the delay. Any such delay by Customer shall be treated as Additional Services and shall cause an increase in the Transition Services Fees. Liberty will notify Customer immediately of any such delay. The following project management/control procedures will be included in the Transition Services plan:

1)	interim milestones and signoffs

2)	weekly updates

3)	periodic team meetings

4)	monthly progress reports

5)	periodic management/steering committee meetings

6)	issue management procedures

7)	change procedures consistent with those procedures set forth for the Additional Services

8)	training/knowledge transfer

The final Transition Services schedule will be jointly developed by Liberty and Customer and finalized in the Business Requirements Document.

The following assumptions are made by Liberty in connection with the Transition Services to be provided by Liberty and Customer:

•	All Customer new business contract administration activities will be complete. Liberty will not perform new business activities on the block but will provide Contract print functionality for the issuance of duplicate Contracts.

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EXHIBIT 3.1 (Continued)

•	The block of business contains approximately 65,000 U.S. variable annuity contracts.

•	Customer will provide LIS copies of Contract forms.

•	The setup for financial accounting services will be on the appropriate financial system based on the implementation approach.

•	Customer will accept the Liberty standard reporting, correspondence, billing notices, check formats, and Liberty standard banking services.

•	Customer will pay all Pass Through Costs as listed in Exhibit 6.1.

•	Liberty will be able to begin documentation of requirements on-site at no later than 60 days after signing of the Letter of Intent between Customer and Liberty.

4

EXHIBIT 3.1.1

BUSINESS REQUIREMENTS DOCUMENT

The Business Requirements Document approved by Customer and Liberty on January 22, 2004 is attached as composite Exhibit 3.1.1.

5

EXHIBIT 3.2

INSURANCE ADMINISTRATIVE SERVICES

Liberty shall perform the following duties and responsibilities with respect to the administration of the Contracts.

A.	Compliance with Performance Standards. Liberty shall comply with the performance standards in Exhibit 3.2.1, which may be amended by mutual agreement from time to time.

B.	Competent Staff. Liberty shall maintain a staff of competent and trained administrative personnel, supplies and equipment to perform its duties and responsibilities under this Agreement.

C.	Billing and Collections Services (Premium Operations)

1.	Applying premium payments accurately and timely including pre-notified wires, EFT, and direct check payments received.

2.	Balancing EFT accounts monthly.

a.	Draft EFT premium as opted by contract owner (Monthly, Qtrly, Semi-annual, or Annually)

3.	Providing the appropriate Contract information to Contract owners

4.	Processing cash deposits according to Customer’s written banking instructions

5.	Researching Contract data to determine how to apply payments to Contracts and issuing any refunds as appropriate

6.	Processing transactions updating Contract information

7.	Maintaining Contract accounting records

8.	Establishing process with depositing bank for handling returned items (i.e., insufficient funds, account closed, etc.)

9.	Return money Not In Good Order (NIGO) within 5 business days of receipt.

10.	Administering EFT billing, and list billing.

11.	Providing premium error clearing

D.	Contract Owner Services (In-Force)

1.	Communicating with Contract owners and agents. Processing Contract service requests, Contract/coverage changes, surrenders, name/beneficiary changes, assignments.

2.	Processing Contract owner or agent requests for financial and non-financial transactions as specified in the Contract

3.	Updating computer records and other files as needed to reflect requested changes.

4.	Preparation and mailing of Contract annual statements as of Contract anniversary date

5.	Preparation and mailing of Contract calendar quarterly statements.

6.	Annual mailing to existing Contract owners of Privacy Notice prepared by Customer, including, without limitation, as included in the Destinations Product Prospectus.

7.	Annual mailing to existing Contract owners of Product Prospectus.

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EXHIBIT 3.2 (Continued)

8.	Maintenance of good relations with Contract owners; responding to Contract owner inquiries.

9.	Correction of terminations processed in error.

10.	Perform annuitization payout quotes.

11.	Process duplicate contracts upon request.

12.	Feed current DST reports.

13.	Research Contract owner return mail (excludes agent returned mail).

E.	Claims Services

1.	Adjudicating and paying claims according to Customer’s written claims guidelines, as provided to Liberty from Customer.

2.	Responding to inquiries and resolving disputes according to Customer’s written guidelines.

3.	Providing assistance to Customer, if necessary, in defending a claims determination.

4.	Establishing procedures to avoid, detect, and report to Customer possible fraudulent activities; however, any applicable SIU or anti-fraud plan functions or reports to state regulators remains the responsibility of Customer.

5.	Investigating claim related Contract changes and verifying coverage.

6.	Gathering necessary documentation to review a claim in accordance with Customer’s written guidelines.

7.	Adhering to Customer’s written claims guidelines by consulting with Customer prior to denying any claims on Customer’s behalf.

8.	Communicating claims related issues with Contract owners or beneficiaries.

9.	At Contract owner or agent request, provide annuitization payout quotes/ estimates for fixed/variable accounts respectively, using tools provided by Customer.

10.	Process recurring payments for fixed and variable annuity payouts, exclusive of the commutability option.

11.	Provide payout trade sheet as appropriate for trade process by Separate Accounts.

12.	Administering supplemental contracts.

13.	Administering annuitizations.

F.	Reinsurance Administration Services

1.	Providing information to Customer for quarterly and annual statement preparation by Customer. Feed appropriate information needed to Customer general ledger, and provide administrative informational support for reinsurance claims.

G.	Distribution System Support Services (Dedicated Team)

1.	Administer calculations to ensure prompt and accurate payment of Scudder wholesale fees.

2.	Monthly preparation and mailing of wholesale fees support and wire transmissions.

3.	Updating/validating and changing agent information such as name, address, relationship, effective date, commission scale, vesting information, etc.

4.	Researching and resolving unreconciled monies.

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EXHIBIT 3.2 (Continued)

5.	Supporting agent inquiries.

H.	Call Center

1.	Maintain measures and reporting of call performance.

2.	Support contract owner inquiries, and requests.

3.	DALBAR, Inc. participation pursuant to the Customer maintained contract with DALBAR, Inc.

4.	Will track and report average seconds to answer (ASA’s) for Customer information and tracking purposes.

I.	Financial Accounting Support Services (Financial Operations, Reporting, and Systems)

1.	Answering requests for services.

2.	Completing required research activity.

3.	Completing service processing.

4.	Updating administrative system and maintaining Contract records.

5.	Mailing appropriate financial disbursement/correspondence.

6.	Performing Contract and claims ledger accounting.

7.	Performing commission accounting and agent sub-ledger reconciliation.

8.	Monthly reconciliation of suspense accounts such that no items are greater than 60 days old, and reported in a mutually agreed format.

9.	Performing Contract owner IRS reporting requirements, including appropriate withholding elections and notices, verification of TINs and Contract tax reporting on Forms 1099 and 5498 as applicable.

10.	Daily reconciliation of bank deposits.

11.	Monthly reconciliation of bank disbursements within 20 days of month end.

12.	Providing monthly trial balance information to Customer formatted as an Excel worksheet using Customer’s general ledger account numbers, by the second business day of the month.

13.	Provide escheat functions including the mailing of first letter and monthly transmission of aged data to Customer in approved format.

14.	Provide an Excel spreadsheet with monthly supporting detail to enable Customer quarterly and annual statutory reporting in accordance with Customer specifications.

15.	Provide daily General Ledger feed for all accounting activity.

16.	Liberty will provide bank account “Daily Funding Worksheet” by 6 am PST/9 am EST (assumes information available from bank by 8 am EST).

17.	Starting in 2005, Liberty will provide a 12 month SAS 70 testing cycle (10/1 through 9/30) and the resulting SAS 70 Type II report will be delivered to the Customer by 12/31. Accompanying that report will be a management letter attesting to whether there have been any material changes to systems, processes or internal controls over the last 3 months.

18.	Liberty will provide other mutually agreed upon standardized reports and/or data extracts necessary or desirable for use by the Customer, in a format mutually agreeable

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EXHIBIT 3.2 (Continued)

to the Customer and Liberty, including but not limited to, reports to be used by the Customer to comply with Securities and Exchange Commission, statutory, tax, risk assessment and other external or internal reporting requirements. Some of these reports may be Additional Services.

J.	Actuarial Support Services

1.	Providing miscellaneous Contract data for Customer’s actuarial financial functions.

K.	Commissions

1.	Process Agent of Record Changes as necessary.

2.	Process and deliver weekly payment and statement of commissions.

3.	Process feed to NSCC and facilitate fund withdraw for related commission payment.

4.	Complete 1099 print for Broker/Dealer and deliver.

5.	Pay quarterly trail commissions by 2nd process cycle following month-end.

6.	Feed current Metavante extracts.

7.	Fulfill and retain record of necessary actions to fulfill B-notices requirement.

L.	Records Management Support Services

1.	Establishing and maintaining facilities and procedures for the safekeeping of Customer’s Books and Records.

2.	Ensuring that documents are sorted, prepared and stored as part of the Contract record according to Customer’s written guidelines and in accordance with applicable insurance law governing third party insurance administrators.

3.	Purging all records according to Customer’s written record retention schedule and in accordance with applicable insurance law governing third party insurance administrators.

4.	Providing onsite file storage and offsite file storage.

M.	Licensing and Contracting:

1.	Process agent address and miscellaneous changes.

2.	Maintain records regarding agent appointments, license renewals, and terminations.

3.	Deliver monthly HDQ list to Scudder.

4.	Maintain records for requested and customer approved contracting changes and amendments.

5.	Process merger and acquisition directives as necessary. Notify customer of all pending mergers and acquisitions for processing.

6.	Send contracting packets and process new representative contracts as needed to support business activity.

N.	Separate Accounts:

1.	Maintain Breakage Report (gain/loss on trades).

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EXHIBIT 3.2 (Continued)

2.	Daily trade services will include daily execution of trades, balancing of shares, pricing daily journal entries, and breakage calculations. Execution of trades will be completed in accordance with fund manager requirements. All other daily trade services will be completed by the end of the Business Day.

3.	Liberty will meet bank and fund manager requirements with respect to wire services

4.	Performance Reporting. Liberty will transmit daily, monthly and quarterly performance statistics, including but not limited to unit values, total net assets, and returns to third party reporting agencies by required times.

5.	Prepare monthly financial statements in extract form.

6.	Provide unit values and total returns to appropriate parties.

7.	Provide data feed for Scudder Website.

8.	Provide Excel spreadsheets and supporting detail extracts to enable customer to compile and complete Separate Account SEC/GAAP and statutory reporting.

9.	Provide Customer necessary extracts in order to compute Service fees due from the Fund Managers.

10.	Liberty will perform daily reconciliations between fund managers and UVT by the end of the second Business Day. Monthly reconciliations will be performed between fund manager, GL, and UVT by the 20th day of the following month.

O.	Distribution Services

1.	Delivery of outgoing mail to the post office daily.

2.	Updating Contract records with the most current address.

3.	Completing Contract mailings, agent mailings and claims/annuity payment mailings.

P.	Technology Support Services

1.	Service Center Production Support Services

•	Host various computer equipment

•	Providing oversight of data center operations and processing

•	Security system support

•	Servers will be located in a physically secure room (i.e. locked and restricted access)

•	Process fine tuning

•	Monitoring compliance with policies and procedures

•	Performing Service Center and data center audits

•	Data Recovery Plan and Business Continuity Plan recovery services

•	System and data to be backed up in a frequency to be approved by the client

•	Backup media will be duplicated and kept offsite at a suitable storage facility

•	Disaster recovery testing will be conducted once a year

•	Telecommunications support services

2.	Application Support Services

•	Maintaining data systems

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EXHIBIT 3.2 (Continued)

•	Application software support

Q.	Regulatory and Compliance Support Services

1.	Maintaining a complete and accurate log of complaints.

2.	Sending complaint acknowledgment letters to Customer’s complainants.

3.	Determining nature of complaint for filing and tracking purposes.

4.	Making available to Customer all records and logs required in connection with any audits of Customer.

5.	Notifying Customer of any suspected employee or agent fraud or defalcations within two (2) business days of becoming aware of such suspected problem.

6.	Notifying Customer of any threatened or filed lawsuits connected to the Contracts or to this Agreement within two (2) business days.

7.	Investigating and resolving complaints in accordance with Customer’s written instructions, and communicating findings to Contract owner, Customer and/or regulatory authority.

8.	Providing Customer with a copy of any proposed written response to an insurance regulatory authority complaint on behalf of Customer, with a request for timely approval or changes by Customer to enable timely response to regulatory authority.

9.	Implementing changes, if any, resulting from complaint resolution. Changes may require an Additional Service request.

10.	Monitoring the statutes and regulations of the Departments of Insurance in the various states in which the Contracts are located and notifying Customer of changes with potential impact on the Contracts.

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EXHIBIT 3.2.1

PERFORMANCE STANDARDS

Contract Owner Contact Center

•	Telephone Response - Responding to consumer and distributor requests for information and services received over the telephone. Customer service representatives are available to consumers and distributors toll-free between 8:30 AM and 7:00 PM ET. Automated voice response services for basic account inquiries, select transaction requests and general product information are available to consumers 24 x 7 also toll- free. All calls are recorded for compliance and quality monitoring purposes.

•	Electronic Response (e-mail) – Responding to consumer and distributor requests for information and services received through http://www.kemperinvestorslife.com and www.kemperinvestors.com or direct e-mail within a one Business Day time period. All electronic responses will be reviewed for accuracy and completeness of content, professionalism, proper grammar and punctuation, and language that appropriately matches tone and style of respondent.

•	Written Correspondence – Responding to consumer and distributor requests for information and services received in writing. All written responses will be reviewed for accuracy and completeness of content, professionalism, proper grammar, and language that appropriately matches tone and style of respondent.

•	Transaction Processing – Processing eligible transactions and account maintenance requests received from consumers and distributors over the phone. All transactions are reviewed for accuracy.

•	Problem Resolution – Resolving problems or issues for consumers and distributors in a timely manner. Ensuring effective follow-up and complete customer satisfaction.

•	Customer Activity Reporting – Reporting of consumer and distributor behavior as it relates to services and product offerings.

Operations Center

•	Financial Transaction Processing – Accurate and timely processing of all price dependent transactions.

•	Non-Financial Transaction Processing – Accurate and timely processing of all non-financial transactions and contract maintenance requests.

•	Problem Resolution – Resolving problems or issues for consumers and distributors in a timely manner. Ensuring effective follow-up and complete customer satisfaction.

•	Statements and Confirms – Regular and timely delivery of quarterly and annual statements and transaction confirm file to DST for processing and mailing by DST to consumers and distributors.

•	Transaction Reporting – Reporting of transaction volumes and type.

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EXHIBIT 3.2.1 (Continued)

•	Written Correspondence – Responding to consumer and distributor requests for information and services received in writing. All written responses will be reviewed for accuracy and completeness of content, professionalism, proper grammar, and language that appropriately matches tone and style of respondent.

•	Transfer Processing – Timely and efficient processing of requests to transfer funds from other institutions. Accurate submission to the administrative system and effective contract assembly and mailing of duplicate Contracts.

Reporting and Tracking

A Monthly Operations Report will be provided which tracks and trends performance as it relates to the performance measures identified. In addition, Liberty and Customer will meet formally on a quarterly basis to review results, discuss trends and develop action plans. In these meetings Liberty and Customer will also discuss successes, opportunities for improvement and issues of changing or evolving business matters that, from the customer’s perspective, will have an impact on service delivery. The terms of this Agreement will not be changed or amended until all parties are satisfied with the need for the change.

Performance Measures and Standards

Measures and performance standards for the Services provided would be as follows, and are measured from the date all completed necessary documentation has been received by Liberty:

(a)	Service

Telephone – Speed of Response

Measure/Standard

Agent Line	Telephone Service Level - Eighty percent of all calls answered within twenty seconds Abandoned Call Rate - Not to exceed 3% (excludes calls abandoned in first ten seconds)

Customer Line

Telephone Service Level - Eighty percent of all calls answered within twenty seconds

Abandoned Call Rate - Not to exceed 3% (excludes calls abandoned in first ten seconds)

•      The above performance standards are compiled and reported automatically through Liberty’s phone system. Minimum reporting capability is at half-hour intervals.

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EXHIBIT 3.2.1 (Continued)

Telephone – Quality of Response

Quality Call Monitoring

A minimum of ten calls per month for each customer service representative will be reviewed for the following quality attributes:

•      Accuracy and Completeness

•      Knowledge of Representative

•      Accommodation

•      Attitude

•      Professionalism/Security

•      Exceeding Customer Expectations

The Service Managers or department team leaders will do monitoring and scoring of calls. All calls will be scored on a percentage basis with a team goal of 80%.

Written Correspondence

Written Response Time

90% of all written correspondence is responded to within five business days.

•      In cases where five-day response time is not possible, an acknowledgement response will be sent within that time frame informing the customer that his request is being worked on.

Written Response Quality

Responses are quality reviewed prior to being sent. The following quality attributes are reviewed.

•      Accuracy and Completeness

•      Grammar and Punctuation

•      Tone and Style

•      Content

•      Professionalism/Security

•      Exceeding Customer Expectations

14

EXHIBIT 3.2.1 (Continued)

Electronic Messaging

E-mail Response Time

100% of electronic messages responded to within one business day.

•      In cases where response is not possible within one business day, an acknowledgement response will be sent within that time frame informing the Contract owner that his request is being worked on.

E-mail Response Quality

Responses are quality reviewed prior to being sent. The following quality attributes are reviewed.

•      Accuracy and Completeness

•      Grammar and Punctuation

•      Message Format

•      Tone and Style

•      Professionalism/Security

•      Exceeding Customer Expectations

Transfer Processing

Contract Mail Time	100% of duplicate Contracts are mailed within five business days of the date the request was received.

Letter of Acceptance Mail Time	All letters of acceptance are mailed within two Business Days of the date the requests for transfer are received in-good-order.

Transfer Processing Quality

98% of all transfer processing is completed 100% accurately.

100% of all transfer processing is quality reviewed by the service team. Performance standard is based on a minimum sample size of 20% after the 100% quality review.

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EXHIBIT 3.2.1 (Continued)

Transaction Processing

Financial Transaction Processing Time

         100% of all Financial Transactions (i.e. price dependent) received at Liberty in-good-order prior to the end of the Business Day are processed same day. Financial requests received after the end of the Business Day are processed next Business Day. These standards assume no lockboxes are used and Liberty receives all Financial Transactions directly.

All Other Transaction Processing Time	97% of all requests for all other transactions or account maintenance (excluding special projects, i.e. return mail) are processed within five Business Days of receipt in-good-order.

Transaction Processing Quality

98% of all financial transactions are processed 100% accurately

98% of all non-financial requests are processed 100% accurately

         100% of all financial transactions are quality reviewed. Performance to standard is based on a minimum sample size of 1 - 3% following the initial quality review by the team.

Client/Representative Communications

Confirmation Statements – transmitted to DST by 7:00 am EST following the nightly cycle to enable DST to mail confirmations.

Quarterly Statements – transmitted to DST within one Business Day following the end of a calendar quarter.

Financial Transaction Processing Standards

For each financial transaction received in good order prior to the close of the Business Day, the order will receive the AUV assigned on that Business Day. Financial transactions received after the close of the Business Day will not be assigned the AUV for that Business Day.

LIS will timestamp or otherwise maintain records that enable it to demonstrate compliance with the above paragraph.

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EXHIBIT 3.2.1 (Continued)

Problem Resolution

Financial Correction Processing Time	97% of all requests for financial transaction corrections are processed within five Business Days from the date reported to Liberty.

Non-Financial Correction processing Time	97% of all requests for non-financial corrections are processed within two Business Days from the date reported to Liberty.

Licensing and Appointments

Licensing

New Appointments - 97% of all new appointment transactions received by Customer prior to the end of the Business Day is processed within two Business Days of receipt in-good-order.

Renewals - 97% of all renewal transactions are completed within the guidelines provided at the state level.

Commissions

Weekly Commission Cycle - 97% of all subsequent payment transactions received by Customer prior to end of the Business Day on the close of business each Wednesday will be reflected on that week’s commission cycle.

Quarterly Trails - 97% of all trail transactions received by Customer prior to end of the Business Day on the close of business each calendar quarter will be reflected on that quarter commission cycle.

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EXHIBIT 3.2.1 (Continued)

Liberty TS Service Level Agreement Overview

Category

1. System Availability 1.1. Standard Hours

Compass Policy Administration Processing

WEB/IVR Applications 24 hours, seven days a week (except scheduled downtime) Online Administration

Monday-Friday Processing from 6:30 AM – 7:30 PM (EST)

Saturday Processing from 7:00 AM – 1:00 PM (EST)

•      If nightly processing is not completed by 6AM (EST), Customer Operations should be notified immediately.

•      Customer will be notified of scheduled downtime a minimum of 1 week in advance

2. Response Time	Retrieval of Contract Data (WEB, IVR, and Desktop) should occur within 7 seconds on average. The measurement will be from the point of entry into the Liberty Network, until exit from the Liberty Network, and does not include any latency associated to Wide Area Network links. Liberty will commit to monitoring these activities to ensure compliance and will report metrics monthly.

3. Major Interfaces Availability 3.1. Buy/Sell Trades 3.2. External System Daily/Weekly Files

Customer TPA Administration Processing

To be sent post-cycle next business day between 4:00 AM & 7:00 AM (EST)

To be sent post-cycle next business day between 6:00 AM & 9:00 AM (EST)

NSCC daily files

Values/positions (PVF)                 not later than 6 am EST

Sub-account pricing (AAP)           not later than 6 am EST

Financial Activity (FAR)              not later than 7 am EST

The Scudder daily, weekly, and monthly feeds will meet pre-defined file layout requirements.

3.3. External System Monthly/Quarterly Files	To be sent post-cycle next Business Day between 9:00 AM & 3:00 PM (EST) (including Actuarial feeds/reports)

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EXHIBIT 3.2.1 (Continued)

Additional Reporting

In addition to the performance to standard reporting listed above, the following activity will also be tracked and reported on a monthly basis.

Process/Activity - Report/Goal

Claims Processing

Financial	95% of all non-contestable death claims will be processed within 3 Business Days

Non-Financial	95% of all Non-Financial transactions are processed within 3 Business Days

Annuitization

Annuitizations	100% of new annuitizations are processed on the next bi-monthly cycle or on the next cycle frequency as chosen by annuitant

Non-Financial	97% of all Non-Financial Transactions are processed within two Business Days.

Reinsurance Recoverables

Claims	100% of all claims are reported to Customer within 5 Business Days of payment to pursue reinsurance recoveries.

Reinsurance Recoveries	Customer is doing reinsurance recoveries. Reinsurance recoveries are not part of the Services under this Agreement.

Bank Reconciliations

To be transmitted monthly on the 20th day of the month for the prior calendar month.

Clearing of outstanding items:

Items should clear at 30 days, and at 60 days outstanding items should be referred to Liberty management and followed-up on until resolved. At that time, all write-offs should be referred to Customer management for approval.

Suspense Reconciliations

To be transmitted monthly on the 20th Day of the month for the prior calendar month.

Clearing of outstanding items:

Items should clear at 30 days with the following exceptions:

•      Incoming payments – 2 days

•      Returned checks/EFTs – 7 days

•      Disbursements and Commissions – 10 days excluding debit balances and amounts under $50 due to Customer’s licensed agents

After 60 days, outstanding items should be referred to Liberty management and followed-up on until resolved. At that time, all write-offs should be referred to Customer management for approval.

19

Monthly Trial Balance Submission

To be transmitted monthly on the 2nd Business Day after close of the period for the prior calendar month.

General Ledger feed	Transmitted daily to ZNA SAP by 8:30 am EST/5:30 am PST for the prior day activity.

IRS Reporting Requirements

Provide daily spreadsheet of prior day federal/state withholding amounts to Customer by 10 am PST/1 pm EST.

1099R and 1099 MISC

•      Contract holder copies of 1099Rs and agent/broker copies of 1099Misc to be mailed by January 31st

•      Electronic feed containing information to be forwarded to IRS to be sent to Customer by March 15th

5498s

•      Policyholder copies of 5498s to be mailed by May 31st

•      Electronic feed containing information to be forwarded to IRS to be sent to Customer by May 20th

California Reporting Requirements	Provide quarterly extract of withholding for the state of California to the Customer in mutually agreed upon format by the 15th day of the month following quarter end.

Escheat Function	First letter to be sent to the payee for those checks that have stale date during the month (i.e. are 6 months + 1 day old). Information on checks outstanding at the end of 8 months to be transmitted to Customer (in the approved format) for entry into their escheat tracking system.

Monthly/Quarterly/ Annual Statutory Reporting	Spreadsheets and reports supporting accruals need to be received by the end of the 2nd Business Day of the following month. Remaining reports need to be received by the 15th of the following month.

Breakage Report (Gain/Loss on trades)	See Exhibit 6.1.

Daily Trade Services	Daily trade services will include daily execution of trades, balancing of shares, pricing daily journal entries, and breakage calculations. Execution of trades will be completed in accordance with fund manager requirements. All other daily trade services will be completed by the end of the Business Day.

Wire Services	Liberty will meet bank and fund manager requirements with respect to wire services.

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EXHIBIT 3.2.1 (Continued)

Performance Reporting

Daily unit values and performance spreadsheets to be transmitted by required times to third party reporting agencies.

•      Month end unit values to be transmitted by the end of the 1st Business Day of the following month.

•      Month end total net asset values to be transmitted by the end of the 5th Business Day of the following month.

•      SALD performance sheet to be transmitted by the end of the 2nd Business Day of the following month.

•      Quarter end total net assets, including fixed and MVA amounts to be transmitted by the end of the 10th Business Day following quarter end.

Quarterly/Annual Separate Accounts Statutory and SEC/GAAP Reporting	Spreadsheets and reports supporting accruals need to be received by the end of the 2nd Business Day of the following month. Monthly Schedule Ds and quarterly extracts containing unit values, total returns and purchase sales data needed for footnote disclosures need to be received by the end of the 4th Business Day of the following month. Remaining reports need to be received by the 15th day of the following month.

Asset Based Charges (M&E/Admin)	Charges will be calculated daily by UVT and traded daily in time to meet Performance Standards outlined in Daily Trade Services section.

Breakage	The gains and losses associated with as-of backdated variable investment purchases and sales will be calculated and traded daily. The small differences between the asset on deposit with the fund manager and the liability to the Contract holders resulting from rounding errors will be calculated and traded monthly on the1st Business Day of the following month.

Fund Reconciliations	Liberty will perform daily reconciliations between fund managers and UVT. Monthly reconciliations between fund manager/GL/UVT will be completed by Liberty by the 20th of the following month.

Service Fee Function	The daily fund balance extracts to be transmitted monthly to the Customer by the end of the 2nd Business Day, for the calculation of Service Fees due from Fund Companies.

Bank Account Funding	Liberty will provide bank account “Daily Funding Worksheet” by 6 am PST/9 am EST assuming information is received from bank by 8 am EST.

SAS 70	Liberty will provide a 12 month Type II SAS 70 testing cycle (10/1 through 9/30) by 12/31 of each calendar year.

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EXHIBIT 3.2.1 (Continued)

Market Timing Reports	Market timing activity and exception reports will be prepared and delivered to Customer’s Chief Compliance Officer on a weekly basis. These reports will track the parameters on market timing restrictions in the contract prospectuses, as provided to Liberty by Customer on a regular basis.

Market Value Adjustment Reports	Market value adjustment reports will be prepared and delivered to Customer’s Chief Compliance Officer on a weekly/monthly basis. These reports will track the dollar amount of purchase payments allocated to a guarantee period with an SEC-registered MVA features and the dollar amount of contract value transferred to such a guarantee period.

Benchmarking

Annual benchmarking practices of service providers in and out of the insurance and financial services industries will be conducted in order to ensure standards and expectations remain competitive.

Evaluation

At a minimum of once per year the internal and external sales groups of Liberty will complete an evaluation of the Services provided. This evaluation will be used to gauge the level of satisfaction with Services provided and will directly impact performance results during the year. Independent evaluations from external firms (currently DALBAR, Inc.) will also be used to validate overall Contract owner satisfaction.

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EXHIBIT 3.2.2

SERVICE CENTER(S)

2000 Wade Hampton Boulevard

Greenville, South Carolina 29615

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EXHIBIT 3.3

SECURITY PROCEDURES

Liberty shall take commercially reasonable steps to provide that the Service Center(s) environment is not accessed or used by any unauthorized Person, and that no data is added, altered, deleted, or otherwise removed by any unauthorized Person. Such steps may include, without limitation, the use of access codes, passwords, and anti-virus programs, as appropriate for the environment.

Liberty’s computer platform and network servers are housed in a secure data center on Liberty’s premises. Access to the data center is restricted to authorized personnel only through a card access system. The access system logs access as well as access attempts by unauthorized personnel. The entrance to the data center is also monitored by personnel located within the data center. Visitors to the data center are required to be escorted.

User access to Liberty’s computer platform and Liberty’s LAN network is controlled by standard commercially accepted methods. The system administrator and the security administrator monitor all security provisions and system logs. All security provisions have been repeatedly audited by Liberty’s internal audit department and external auditors and continue to receive excellent reviews.

All access to Confidential Information, including Contract owner’s credit card billing numbers, authorized automatic checking account numbers, and other confidential Customer Data are limited to only authorized personnel. In addition, all such information is located in a secure location during non-business hours.

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EXHIBIT 3.4

STANDARD RATES*

(Time and Materials Rates)

Personnel Hourly Rates

Sr. Management	$xxx

Project Manager	$xxx

Actuary- ASA	$xxx

Underwriter	$xxx

Professional Staff	$xxx

Business Analyst	$xxx

Programmer / Analyst	$xxx

Accountant	$xxx

Tester Support Staff	$xxx

Trainer	$xxx

Clerical	$xxx

If outside consulting services are used and those services billed by the outside consulting services are greater than these Standard Rates, Liberty will bill those outside consulting services to Customer at Liberty’s cost.

*	These Standard Rates are subject to annual adjustment in accordance with Section 6.9 of the Agreement.

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EXHIBIT 3.4.1

ADDITIONAL SERVICES REQUEST FORM

Requests for Additional Services will be made on the following form. Once approved by Liberty and Customer, the Additional Services Request Form will become an Amendment for Additional Services in accordance with Section 3.4 of the Agreement. The multi-phase process outlined below will govern both the cost basis for the development and the approvals to proceed to the next phase.

Phase 1:	Additional Services Request Review
Phase 2:	Requirements Definition
Phase 3:	Recommended Solution provided
Phase 4:	Estimate Provided
Phase 5:	Approved Request Prioritized
Phase 6:	Solution Implemented
Phase 7:	Solution Tested
Phase 8:	Final Approval Requested
Phase 9:	Deliver to Production

All Customer requests for Additional Services will be submitted in writing. Upon receipt of a written request, Liberty will begin the following multi-phase procedure:

Phase 1: Additional Services Request Review. Liberty will review the request and will analyze the following at a summary level:

•	business need addressed by the request

•	Commercial availability of the software that would meet business need

Phase 2: Requirements Definition. Customer will work with Liberty to create comprehensive requirements.

•	Customer’s requirements will be compared to the business need to ensure the need will be met by the requirements.

•	The requirements will be in writing and complete before progressing to the next phase.

•	Requirements will include any deadlines set by Customer, if appropriate.

•	Customer and Liberty will provide written approval of the requirements.

•	Once scope is defined, any changes will be reviewed and approved once impact is known.

Phase 3: Recommended Solution Provided. The approved requirements from Phase 2 will be analyzed by Liberty.

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EXHIBIT 3.4.1 (Continued)

•	Liberty will provide a detailed, recommended solution. This solution will involve participation from the Service Center as well as Customer and technology input.

•	The solution will be provided in writing.

•	This solution will provide the cost and time frame, resource requirements for testing and training, and any technological constraints or negative impacts.

•	Customer will approve the solution or request changes to the original request.

•	Customer and Liberty will both provide written approval for the solution.

Phase 4: Estimate Provided. Liberty will provide a written estimate for the Additional Services requested.

•	Based on the approved recommended solution, a detailed cost estimate will be prepared by Liberty.

•	This estimate will include all resources necessary to successfully implement the requirements defined in Phase 2.

•	This estimate will be delivered by Liberty and all impacts will be discussed at this time.

•	Scope changes at this point will begin the process again, at Phase 1.

•	Customer and Liberty will both provide written authorization for the estimate.

•	Approval of this phase is authorization to proceed with the prioritization and development of the request.

•	If approval is not received, this request will be closed.

Phase 5: Approved Request Prioritized. This new request will be prioritized by Liberty based on any deadlines set by Customer in the requirements and the resource availability.

•	Customer and Liberty will work together to set the priority for the new request.

•	Resource availability of both information technology and Service Center will be considered in the prioritization, as well as, the urgency of the request.

•	A list of requested Additional Service Requests will be maintained by Liberty.

•	Customer will have access to this list of prioritized requests.

Phase 6: Solution Implemented. Liberty will provide the staff to make the changes necessary to support the Additional Services Request.

•	If applicable, Liberty will make the necessary system modifications based on the recommended solution approved by Customer.

•	Liberty will work within the estimate approved by Customer.

Phase 7: Solution Tested. Customer and Liberty will provide the appropriate resources to successfully plan and test the modification.

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EXHIBIT 3.4.1 (Continued)

•	Liberty Quality Assurance will provide the guidance necessary for Customer to ensure the modification meets the business need.

•	Appropriate testing resources (Customer and Liberty) will be provided to prepare and implement the testing plan.

•	Liberty Quality Assurance will provide necessary training for the modification to the testers.

•	If the modification requires training to be provided to the Service Center, Liberty will provide the training.

•	Testing will be done in a stable, controlled testing environment.

•	Problems will be reported in writing to the implementation team.

•	Once testing is complete, approval will be received in writing from all testers and Customer.

Phase 8: Final Approval Requested.

•	This final approval is required prior to moving the modifications to the Production environment.

Phase 9: Deliver to Production. Customer will approve all testing prior to the modifications being delivered to Production.

•	Production Releases will be scheduled in advance.

•	Customer will be notified of the modification delivery into production.

•	Delivery of the modification to Production completes the Additional Services Request process.

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EXHIBIT 3.4.1 (Continued)

This Exhibit 3.4.1 describes the request form to be used in the event Customer requests to have Additional Services provided by Liberty under the Agreement.

ADDITIONAL SERVICES REQUEST FORM

Project Name:

Author:	Creation Date:

_____________________________________________________________________________________________________________

Change Request Number:

Change Request Title:

Initial Request By: Initial Request Date:

Change Request Status:	Change Request Priority:

• Initial Request
• Request Approved	• High
• Request Not Approved	• Medium
• Change in Progress	• Low
• Closed

                                                         ____________________________________________________________________________________

Description of Change:

________________________________________________________________________________________________________________

Reason for Change:

Estimated Impact of Change:

Component	Requirements	Design	Construction	Documents & Training	Acceptance	TOTAL

Completion Instructions On Next Page.

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EXHIBIT 3.4.1 (Continued)

The Additional Services Request Form shall be modified or replaced if mutually agreed upon by Customer and Liberty.

ADDITIONAL SERVICES REQUEST FORM COMPLETION INSTRUCTIONS

1.	Project Name: Self explanatory

2.	Author: Self explanatory

3.	Creation Date: Self explanatory

4.	Change Request Number: Self explanatory

5.	Change Request Title: Give a brief descriptive title to the change request.

6.	Initial Request By: Enter the person’s name who initiated the change request.

7.	Initial Request Date: Enter the date on which the initial change request was made.

8.	Change Request Status: Mark the status of the issue. Initial Request, Request Approved, Change in Progress or Closed. The status cannot be changed to Request Approved until the Request Approved By and Approval Date lines are completed. The status cannot be changed to In Progress until the Change in Progress By and Progress Date are entered. The status cannot be changed to Closed unless the Closed By and Closed Date lines have been completed.

9.	Change Request Priority: Mark the priority of the request as High, Medium or Low. “High” indicates immediate action should be taken. Change has significant impact on budget, timeliness or expectations. “Medium” indicates that the change has a moderate slight impact on budget, timeliness or expectations. “Low” indicates that the request has light or no impact on budget, timeliness or expectations but the request must still be completed.

10.	Description of Change: Describe the requested change together with a rationale if this is not apparent.

11.	Reason for Change: Describe the background data in information which gave rise to the change.

12.	Estimated Impact of Change: Enter each component of the change as well as the number of hours positively or negatively impacted on the project. Hours impacted should be identified at each stage.

Accepted by: Liberty	Accepted by: Customer

By:	By:
Print Name:	Print Name:
Title:	Title:
Date:	Date:

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EXHIBIT 3.4.2

Persons Authorized to Approve Additional Services for Customer

Customer’s President & CEO

Customer’s CFO

Customer’s Operations Manager

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EXHIBIT 3.5

DATA RECOVERY PLAN AND BUSINESS CONTINUITY PLAN

Liberty’s entire computer platform and LAN network servers, are backed-up each week over the weekend. This includes all system libraries and user directories as well as application software and data. The back-up tapes are stored in a fire proof vault, in a separate building on Liberty’s site. The Data Recovery Plan documentation reflects which back-up tapes should be used at each point in the recovery process. The tapes are preserved according to the following guidelines.

Computer Platform

•	Daily back-ups(Incremental1) are retained for 14 days

•	Weekly back-ups(Full System2) are retained for a minimum of 5 weeks

•	End of month back-ups(Full System2) are retained for 6 months

•	End of quarter back-ups(Full System2) are retained for 3 years

•	End of year back-ups(Full System2) are retained for 7 years

LAN Network Servers

•	Daily back-ups(Incremental1) are retained for 5 weeks

•	Weekly back-ups(Full System2) are retained for 5 weeks

•	End of quarter back-ups(Full System2) are retained for 1 year

[1]	(Incremental) – Defined as any changed component of the system(s) since the last Incremental or Full System backup. “Component” is defined as Program Source or Object, Scripts, Data or Libraries.
[2]	(Full System) – Defined as all components of the system(s). “Component” is defined as Program Source or Object, Scripts, Data or Libraries.

Business Continuity Plan

Liberty has contracted for recovery services for its entire computer platform environment. This contract includes hot site services as well as ongoing review and testing of recovery procedures. The recovery procedures have been fully documented and the documentation is updated as changes occur to reflect the most current information regarding the actual tape volumes needed for recovery and their location. The Data recovery procedure is tested, including a complete restoration of the system at the hot site, on an annual basis. Liberty’s internal audit department monitors the conduct and results of the recovery test.

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EXHIBIT 3.5 (Continued)

A copy of Liberty’s Business Continuity Plan is available for review at Liberty’s Service Center. Comparable business resumption services will be maintained for as long as the Contracts are being administered by Liberty.

Liberty’s Business Continuity Plan ensures that the ability to perform the Services listed in Exhibit 4.2 of this Agreement will be restored within a period mutually acceptable to Customer and Liberty. Within the Business Continuity Plan, Services activities are prioritized as

•	High

•	Medium

•	Low

Services activities, the priorities for which are set by Customer, will be restored according to a mutually agreed upon Business Continuity Plan for Customer. The specific Business Continuity Plan for Customer shall be finalized within ninety (90) days of the Effective Date of this Agreement.

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EXHIBIT 3.6

LIBERTY EMPLOYEES AUTHORIZED ON CUSTOMER’S PREMIUM ACCOUNT

AND CLAIMS ACCOUNT

Disbursements from Premium Account (surrenders and loans)

•	Up to $5,000 - service representative authorized.

•	$5,000 thru $10,000 authorized by manager.

•	Above $10,000 authorized by Director.

Disbursements from Claims Account

•	Non-contestable up to $5,000 authorized by service representative.

•	Non-contestable above $5,000 approved by manager.

•	Contestable claims authorized by manager and reviewed by Customer.

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EXHIBIT 6.1

FEES

1.	TRANSITION SERVICES FEES

The fixed amount payable by Customer to Liberty for the Transition Services shall be $xxx, payable in installments on the completion of the milestones indicated below. This fixed amount for Transition Services is exclusive of Pass Through Costs, which are reimbursable by Customer to Liberty pursuant to Section 6.10 of the Agreement.

Installment	Estimated Date	Milestone
$xxx	October 24, 2003	Execute LOI

$xxx (due 30 days later)	November 25, 2003	Identify Transition Milestones and Execute Addendum to LOI

$xxx	January 12, 2004	Approval of Business Requirements Document.

$xxx	March 29, 2004	Approval of High Level Business Design Document.

$xxx	July 2, 2004	Successful Completion of Systems Development.

$xxx (due at end of Transition Services Period)	September 7, 2004	Transition Completed. Liberty assumes operation of Destination Business (the Contracts)

Additional $xxx	September 7, 2004	Execution of this Agreement

2.	SERVICES FEES*

Service	Cost
Annual Contract Administration*	$xxx, per Contract, per year**
Annuitization Set-Up	$xxx, one-time charge per Contract
Full Surrender	$xxx, one-time charge per Contract
Daily Trade Services	$xxx, per month, per unit value
Wiring Service	$xxx, per month
Monthly Financial Statements	$xxx, per month
Performance Reporting	$xxx, per product, per month
Bank Reconciliation	$xxx, per month for up to two accounts;
$xx for each account thereafter

NOTES:

*	All Services Fees are subject to annual increases based on an external index (Consumer Price Index as defined in Article 1). However in no event shall the increase due to the Consumer Price Index exceed 5 percent (5%) in any year.

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EXHIBIT 6.1 (Continued)

**The Annual Contract Administration fee of $xxx applies to the first thirty-six (36) months of Contract administration of the Contract term. Beginning in the thirty-seventh month of Contract administration, the Annual Contract Administration fee will be reduced by $xxx per Contract off the then current fee for Annual Contract Administration, as adjusted for the Consumer Price Index in accordance with this Agreement.

**The monthly minimum Contract administration fee payable to Liberty is $xxx (the “Minimum Fee”), regardless of the number of Contracts remaining in force.

***Contracts in force shall be calculated consistent with the methodology reflected in Customer’s annual greenbook statement.

****Handling of Breakage shall be as follows:

•	Liberty will complete daily trade services for the Contracts in accordance with Customer’s directions pursuant to this Agreement.

•	Liberty will not make processing exceptions for any Contracts unless directed to do so in writing by Customer’s designated representatives.

•	Breakage for the prior month will be reported by the 15th calendar day of each month as identified using the monthly Breakage report, a sample of which is set forth as Exhibit 1.8 of the Agreement (the “Breakage Report”). For the first twelve (12) months from the Services Starting Date, Breakage equal to or less than .027%, as measured by the Breakage calculation (the “Breakage Calculation”) will be paid by Customer. For the purposes of this Agreement, the Breakage Calculation shall be measured by taking the annual year-to-date amount specified in Section 1 of the Breakage Report for the Contracts identified in Exhibit 1.15 then under management divided by the average of the Separate Account Assets at Month End per General Ledger for the preceding twelve (12) months.

•	For Breakage above .027%, as measured by the Breakage Calculation, Liberty will perform an analysis and reconciliation of Breakage as of August 31, 2005. Of the Breakage above ..027%, as measured by the Breakage Calculation, Liberty will be responsible for payment of Breakage clearly attributable to Liberty’s negligent, reckless or willful errors or omissions. Of the Breakage above .027%, as measured by the Breakage Calculation, Customer will be responsible for payment of Breakage clearly attributable to Customer’s negligence, errors or omissions, or to the negligence, errors or

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EXHIBIT 6.1 (Continued)

omissions of any third parties, including specifically errors that predate the Services Starting Date. Customer will also be responsible for payment of any Breakage related to processing exceptions that Liberty makes pursuant to written directions from Customer’s designated representative.

•	Any annual amounts due from Liberty to Customer for Breakage for which Liberty is responsible will be credited to Customer’s next invoice as of October 31.

•	Liberty will not be liable for any Breakage relating to Contract errors that are not brought to Liberty’s or Customer’s attention by the Contract owner within ninety (90) days of the date of the error.

•	Both parties understand and accept that the foregoing methodology is only an interim solution to handling Breakage. Customer and Liberty agree to continue pursuing preferred solutions, including, but not limited to, the creation of detailed gain/loss reports, exception reports and other monitoring procedures. Both parties agree to implement a preferred solution at or prior to the first anniversary of the Service Starting Date, unless Customer and Liberty determine by mutual agreement that the foregoing methodology should be extended for a stated period of time.

3.	PASS THROUGH COSTS

•	All transition travel costs and expenses

•	Inbound and outbound long distance telephone charges incurred in providing the Transition Services, the Customer Services and any Additional Services under this Agreement, including costs of a toll-free telephone number for Contract owners and agents

•	Custom form printing

•	Postage and express mail charges

•	Bank service charges, bank account/lock box fees, including per-item charges

•	Sales/use taxes on the Transition Services, the Customer Services and any Additional Services

•	Microfiche, microfilm charges, or other electronic data storage charges

•	Data communication lines

•	DST FanMail

•	Fund Manager Price Correction Fees

•	Producer Plus System Fee (per agent change)

•	Agent appointment renewals- State fees

•	New agent appointment- State fees

•	Special regulatory mailings such as assumption reinsurance notices, TPA relationship notices, privacy notices, etc.

•	Customer discretionary mailings

•	Off-site records storage and imaging costs

•	Other costs expressly identified in this Agreement as Pass Through Costs

•	Claims investigation charges such as exams, APS’s, investigative bureau services, etc.

•	Fees for wires

•	Costs of faxes sent pursuant to GLB privacy issues

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EXHIBIT 14.7

AUTHORIZED WITHDRAWALS FROM

CUSTOMER’S PREMIUM ACCOUNT AND CLAIMS ACCOUNT

Withdrawals from the Premium Account and/or the Claims Account, as applicable, shall be made only for the following:

1.	Remittance to Customer when entitled to remittance under the Contract;

2.	Deposit in an account maintained in the name of Customer;

3.	Withdrawals from the Claims Account may only be made for payment of claims, with claims to be paid as provided in this Agreement. It shall be Customer’s responsibility to fund the Claims Account;

4.	Payment to a Contract owner, Beneficiary or Annuitant for remittance when entitled to such remittance under the Contract; and

5.	Remittance of return premiums to the Person or Persons entitled to such return premium.

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